EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT
AND
GUARANTEE AND COLLATERAL AGREEMENT

This Amendment No. 1 TO CREDIT AGREEMENT AND GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”) dated as of June 2, 2014 (the “Effective Date”) is among Miller Energy Resources, Inc., a Tennessee corporation (“Borrower”), the Lenders (as defined below) party hereto, the Guarantors (as defined in the Credit Agreement referred to below) and Apollo Investment Corporation, as Administrative Agent (as defined below).

RECITALS

A.    The Borrower is party to that certain (i) Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto from time to time (the “Lenders”), and Apollo Investment Corporation, as administrative agent (in such capacity, the “Administrative Agent”), and (iii) Amended and Restated Guarantee and Collateral Agreement dated as of February 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among the Borrower, the other grantors named therein and the Administrative Agent.
B.    The Borrower has advised the Administrative Agent and the Lenders that, contemporaneously with the effectiveness of this Amendment, it intends to enter into a Credit Agreement dated the date hereof among the Borrower, the lenders party thereto and KeyBank National Association, as administrative agent (the “First Lien Credit Agreement”).
C.    The Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend the Credit Agreement and the Guarantee and Collateral Agreement as provided herein.
THEREFORE, the Borrower, the Guarantors, the Administrative Agent, and the Lenders hereby agree as follows:

Section 1.    Defined Terms. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each capitalized term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.    Amendments to Credit Agreement and Guarantee and Collateral Agreement.

(a)    The Credit Agreement and its Exhibit D (Form of Compliance Certificate), Exhibit G-1 (Form of Tax Certificate-Foreign Non-Partnership Lender), Exhibit G-2 (Form of Tax Certificate - Foreign Non-Partnership Participant), Exhibit G-3 (Form of Tax Certificate-- Foreign Partnership Lender), Exhibit G-4 (Form of Tax Certificate-Foreign Partnership Participant) and Exhibit H (Form of Reserve Report Certificate) are hereby amended as set forth on Annex I.

(b)    The Guarantee and Collateral Agreement is hereby amended as set forth in Annex II.

Section 3.    Ratification, Reaffirmation and Representations of Loan Parties. By its signature below, each Loan Party hereby (a) acknowledges and agrees that, except as expressly provided herein, the Credit Agreement, as amended hereby, and each of the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect; (b) ratifies and reaffirms its obligations under, and acknowledges, renews and extends its continued liability under, the Credit Agreement, as amended hereby, and each other Loan Document to which it is a party; (c) ratifies and reaffirms all of the Liens securing the payment and performance of the Secured Obligations; and (d) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, (i) after giving effect to this Amendment, all of the representations and warranties contained in the Credit Agreement, as amended hereby, and each other Loan Document to which it is a party are true and correct in all material respects (unless such representation and warranty is already qualified by materiality, in which case such representation or warranty is be true and correct) on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties continue to be true and correct as aforesaid as of such specified earlier date, (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect, (iv) the execution, delivery, and performance of this Amendment by such Loan Party have been duly authorized by all necessary action on the part of such Loan Party, (v) the resolutions of such Loan Party delivered on the Effective Date are in full force and effect, and (vi) there have been no changes to the organizational documents of such Loan Party delivered on the Effective Date.

Section 4.    Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
i.    The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of:

a)	this Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent and the Majority Lenders; and

b)
amendments to each Mortgage filed in the State of Alaska and the State of Tennessee, in each case, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by duly authorized officers of the applicable Loan Party and the Administrative Agent.

ii.    The Administrative Agent shall have received a true and correct copy of (i) the First Lien Credit Agreement and each “Loan Document” as defined therein in effect on the Effective Date, and (ii) the Intercreditor Agreement in form and substance satisfactory to the Administrative Agent, duly executed and delivered by each party thereto.

iii.    The Administrative Agent and the Lenders shall have received a consolidated balance sheet of the Borrower giving pro forma effect to the Debt and the First Lien Secured Obligations to be incurred on the Effective Date under the First Lien Credit Agreement.

iv.    The Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 12.03 of the Credit Agreement.

Section 5.    No Waiver; Other Agreements.

i.    The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

ii.    From and after the Effective Date, all references to the Credit Agreement in any Loan Document shall mean such Credit Agreement as amended by this Amendment.

iii.    This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 6.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 7.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 8.    Invalidity. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.    Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 10.    Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

[signature pages follow]

EXECUTED effective as of the date first above written.

BORROWER:

MILLER ENERGY RESOURCES, INC.,
a Tennessee corporation

By: /s/ Scott M. Boruff

Name: Scott M. Boruff
Title: Chief Executive Officer

GUARANTORS:

MILLER DRILLING, TN LLC

By: MILLER ENERGY RESOURCES, INC.,
its Sole Member

By:/s/ Scott M. Boruff
Name:    Scott M. Boruff
Title:    Chief Executive Officer

MILLER ENERGY SERVICES, LLC

By: MILLER ENERGY RESOURCES, INC.,
its Sole Manager

By: /s/ Scott M. Boruff
Name:    Scott M. Boruff
Title:    Chief Executive Officer

MILLER ENERGY GP, LLC

By: MILLER ENERGY RESOURCES, INC.,
its Sole Manager

By: /s/ Scott M. Boruff
Name:    Scott M. Boruff
Title:    Chief Executive Officer

MILLER RIG & EQUIPMENT, LLC

By: MILLER ENERGY RESOURCES, INC.,
its Sole Manager

By: /s/ Scott M. Boruff
Name:    Scott M. Boruff
Title:    Chief Executive Officer

COOK INLET ENERGY, LLC

By:/s/ David M. Hall
    Name: David M. Hall
    Title: Manager and Chief Executive Officer

EAST TENNESSEE CONSULTANTS, INC.

By:/s/ Eugene D. Lockyear
Name:    Eugene D. Lockyear
Title:    President

EAST TENNESSEE CONSULTANTS II, L.L.C.

By: /s/ Eugene D. Lockyear
Name:    Eugene D. Lockyear
Title:     Manager

APOLLO INVESTMENT CORPORATION, as Administrative Agent for the Lenders, and as a Lender

By: Apollo Investment Management, L.P.

By:	ACC Management, LLC, as its General Partner

By:     /s/ Ted Goldthorpe
Name: Ted Goldthorpe
Title:    President

LENDERS:

Highbridge Principal Strategies - Specialty Loan Fund III, L.P.

By: Highbridge Principal Strategies, LLC as Trading Manager

By: /s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Highbridge Principal Strategies - Specialty Loan VG Fund, L.P.

By: Highbridge Principal Strategies, LLC its Manager

By: /s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Highbridge Principal Strategies - NDT Senior Loan Fund, L.P.

By: Highbridge Principal Strategies, LLC its trading Manager

By: /s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P.

By: Highbridge Principal Strategies, LLC its Manager

By: /s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Highbridge Specialty Loan Institutional Holdings Limited

By: Highbridge Principal Strategies, LLC, its investment manager

By: /s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Highbridge Aiguilles Rouges Sector A Investment Fund, L.P.

By: Highbridge Principal Strategies, LLC as manager

By: /s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Highbridge Specialty Loan Sector A Investment Fund, L.P.

By: Highbridge Principal Strategies, LLC as Trading Manager

By: /s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Lincoln Investment Solutions, Inc.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By: /s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

ANNEX I
CREDIT AGREEMENT,
SUBSTITUTED EXHIBIT D,
and
new exhibits G-1, G-2, G-3, G-4 and H

CONFORMED EXECUTION VERSION
ANNEX I

====================================================================
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of February 3, 2014
among
MILLER ENERGY RESOURCES, INC.,
as Borrower,
APOLLO INVESTMENT CORPORATION,
as Arranger and Administrative Agent,
and
The Lenders Party Hereto

====================================================================

TABLE OF CONTENTS                Page
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01.    Terms Defined Above                            1
Section 1.02.    Certain Defined Terms                        1
Section 1.03.    Types of Loans                            29
Section 1.04.    Terms Generally; Rules of Construction                29
Section 1.05.    Accounting Terms and Determinations; GAAP            30
ARTICLE II
THE CREDITS
Section 2.01.    Commitments                                30
Section 2.02.    Loans                                    30
Section 2.03.    Requests for Loans                            31
Section 2.04.    Interest Elections                            32
Section 2.05.    Funding of Loans                            33
Section 2.06.    Reserved                                33
Section 2.07.    Reserved                                33
Section 2.08.    Reserved                                33
ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES
Section 3.01.    Repayment of Loans                            33
Section 3.02.    Interest                                    33
Section 3.03.    Alternate Rate of Interest                        34
Section 3.04.    Prepayments                                35
Section 3.05.    Make-Whole Premium & Prepayment Premium            36
Section 3.06.    Fees                                    37
ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs
Section 4.01.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    37
Section 4.02.    Presumption of Payment by the Borrower                38
Section 4.03.    Certain Deductions by the Administrative Agent            38
Section 4.04.    Disposition of Proceeds                        39
ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY
Section 5.01.    Increased Costs                            39

Section 5.02.    Break Funding Payments                        40
Section 5.03.    Taxes                                    40
Section 5.04.    Mitigation Obligations; Replacement of Lenders            45
Section 5.05.    Illegality                                46
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01.    Effective Date                                46
Section 6.02.    Additional Conditions                            51
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Section 7.01.    Organization; Powers                            52
Section 7.02.    Authority; Enforceability                        52
Section 7.03.    Approvals; No Conflicts                        52
Section 7.04.    Financial Condition; No Material Adverse Change            53
Section 7.05.    Litigation                                53
Section 7.06.    Environmental Matters                        54
Section 7.07.    Compliance with the Laws and Agreements; No Defaults        55
Section 7.08.    Investment Company Act                        55
Section 7.09.    Taxes                                    55
Section 7.10.    ERISA                                    56
Section 7.11.    Disclosure; No Material Misstatements                56
Section 7.12.    Insurance                                57
Section 7.13.    Restriction on Liens                            57
Section 7.14.    Subsidiaries                                57
Section 7.15.    Location of Business and Offices                    57
Section 7.16.    Properties; Titles, Etc.                            58
Section 7.17.    Maintenance of Properties                        59
Section 7.18.    Gas Imbalances, Prepayments                    59
Section 7.19.    Marketing of Production                        60
Section 7.20.    Swap Agreements                            60
Section 7.21.    Use of Loans                                60
Section 7.22.    Solvency                                60
Section 7.23.    Acquisition Documents                        61
Section 7.24.    Foreign Corrupt Practices                        61
Section 7.25.    Money Laundering                            61
Section 7.26.    OFAC                                    61

Section 7.27.    Patriot Act                                61
Section 7.28.    Security Documents                            61
Section 7.29.    Labor Matters.                                62
Section 7.30.    Brokerage Fees.                            62
Section 7.31.    Material Contracts                            62
ARTICLE VIII
AFFIRMATIVE COVENANTS
Section 8.01.    Financial Statements; Other Information                63
Section 8.02.    Notices of Material Events                        67
Section 8.03.    Existence; Conduct of Business                    67
Section 8.04.    Payment of Obligations                        67
Section 8.05.    Performance of Obligations under Loan Documents and Material Contracts.
68
Section 8.06.    Operation and Maintenance of Properties                68
Section 8.07.    Insurance                                68
Section 8.08.    Books and Records; Inspection Rights                69
Section 8.09.    Compliance with Laws                        69
Section 8.10.    Environmental Matters                        69
Section 8.11.    Further Assurances                            71
Section 8.12.    Reserve Reports                            71
Section 8.13.    Title Information                            72
Section 8.14.    Additional Collateral; Additional Guarantors                72
Section 8.15.    ERISA Compliance                            74
Section 8.16.    Post-Closing Covenants                        74
Section 8.17.    Hedging Maintenance.                        75
Section 8.18.    Board Observation Rights.                        76
Section 8.19.    Appraisal.                                76
Section 8.20.    Minimum Liquidity.                            76
ARTICLE IX
NEGATIVE COVENANTS
Section 9.01.    Financial Covenants                            76
Section 9.02.    Debt                                    77
Section 9.03.    Liens                                    78
Section 9.04.    Dividends, Distributions and Redemptions                79
Section 9.05.    Investments, Loans and Advances                    80
Section 9.06.    Nature of Business; International Operations                82

Section 9.07.    Limitation on Leases                            82
Section 9.08.    Proceeds of Loans                            82
Section 9.09.    ERISA Compliance                            82
Section 9.10.    Sale or Discount of Receivables; Alaska Oil & Gas Production Tax Credits
83
Section 9.11.    Mergers, Etc.                                83
Section 9.12.    Dispositions of Properties                        84
Section 9.13.    Transactions with Affiliates                        85
Section 9.14.    Subsidiaries; Equity Interests                        85
Section 9.15.    Negative Pledge Agreements; Dividend Restrictions            86
Section 9.16.    Gas Imbalances, Take-or-Pay or Other Prepayments            86
Section 9.17.    Swap Agreements                            86
Section 9.18.    Acquisition Documents, Organizational Documents & First Lien Loan Documents
87
Section 9.19.    Fiscal Year                                87
Section 9.20.    Preferred Equity Interests.                        87
Section 9.21.    Marketing Activities                            88
Section 9.22.    Press Release and Related Matters.                    88
Section 9.23.    Consolidated G&A Expenses..                    88
Section 9.24.    New Well Capital Expenditures.                    88
ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01.    Events of Default                            88
Section 10.02.    Remedies                                91
ARTICLE XI
THE AGENTS
Section 11.01.    Appointment; Powers                            92
Section 11.02.    Duties and Obligations of Administrative Agent            93
Section 11.03.    Action by Administrative Agent                    93
Section 11.04.    Reliance by Administrative Agent                    94
Section 11.05.    Subagents                                94
Section 11.06.    Resignation of Administrative Agent                    95
Section 11.07.    Agents as Lenders                            95
Section 11.08.    No Reliance                                95
Section 11.09.    Administrative Agent May File Proofs of Claim            96
Section 11.10.    Authority of Administrative Agent to Release Collateral and Liens    96

Section 11.11.    The Arranger                                96
ARTICLE XII
MISCELLANEOUS
Section 12.01.    Notices                                97
Section 12.02.    Waivers; Amendments                        98
Section 12.03.    Expenses, Indemnity; Damage Waiver                99
Section 12.04.    Successors and Assigns                        102
Section 12.05.    Survival; Revival; Reinstatement                    106
Section 12.06.    Counterparts; Integration; Effectiveness                106
Section 12.07.    Severability                                107
Section 12.08.    Right of Setoff                                107
Section 12.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS
107
Section 12.10.    Headings                                108
Section 12.11.    Confidentiality                            108
Section 12.12.    Interest Rate Limitation                        109
Section 12.13.    EXCULPATION PROVISIONS                    110
Section 12.14.    Reserved                                110
Section 12.15.    No Third Party Beneficiaries                        110
Section 12.16.    USA Patriot Act Notice                        111
Section 12.17.    Alaska Statutes.                            111
Section 12.18.    Intercreditor Agreement.                        111
Section 12.19.    Amendment and Restatement.                    111

ANNEXES, EXHIBITS AND SCHEDULES

Annex I        Commitments

Exhibit A        Form of Note
Exhibit B        Form of Borrowing Request
Exhibit C        Form of Continuation Request
Exhibit D        Form of Compliance Certificate
Exhibit E        Form of Transfer Order Letters
Exhibit F        Form of Assignment and Assumption
Exhibit G-1        US Tax Compliance Certificate (Foreign Non-Partnership Lenders)
Exhibit G-2        US Tax Compliance Certificate (Foreign Non-Partnership Participants)
Exhibit G-3        US Tax Compliance Certificate (Foreign Partnership Lenders)
Exhibit G-4        US Tax Compliance Certificate (Foreign Partnership Participants)
Exhibit H        Form of Reserve Report Certificate

Schedule 7.05        Litigation
Schedule 7.06        Environmental Matters
Schedule 7.14        Subsidiaries and Partnerships
Schedule 7.18        Gas Imbalances
Schedule 7.19        Marketing Contracts
Schedule 7.20        Swap Agreements
Schedule 7.31        Material Contracts
Schedule 8.16        Post-Closing Items
Schedule 9.02        Existing Debt
Schedule 9.05        Existing Investments
Schedule 9.13         Transactions with Affiliates
Schedule 9.17        Swap Agreements

THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 3, 2014, is among: MILLER ENERGY RESOURCES, INC., a corporation duly formed and existing under the laws of the State of Tennessee (the “Borrower”); each of the Lenders from time to time party hereto; and APOLLO INVESTMENT CORPORATION (in its individual capacity, “Apollo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower entered into a Loan Agreement dated as of June 29, 2012 with Apollo Investment Corporation, as arranger and administrative agent, and the other financial institutions party thereto (as amended to the date hereof, the “Existing Credit Agreement”).
B.    The Borrower has requested, and the Lenders and the Administrative Agent have agreed, that the Existing Credit Agreement be amended and restated in its entirety as set forth herein.
C.    Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01.    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02.    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Equity” means the Equity Interests of Anchor Point Energy, LLC, to be acquired pursuant to the terms of the Acquisition Agreement.
“Acquisition” means the acquisition of certain oil, gas and mineral Properties pursuant to the terms and conditions of the Acquisition Documents.
“Acquisition Agreement” means the Purchase and Sale Agreement among Armstrong Cook Inlet, LLC, GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC and Nerd Gas Company, LLC, collectively, as Seller, and CIE, as Buyer, dated November 22, 2013.
“Acquisition Closing Date” means the “Closing Date” as defined in the Acquisition Agreement.

“Acquisition Documents” means (a) the Acquisition Agreement, and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended in accordance with the terms hereof and thereof.
“Acquisition Properties” means the Oil and Gas Properties and other properties acquired by the Borrower or any Guarantor pursuant to the Acquisition Documents.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate; provided however, that at no time shall the Adjusted LIBO Rate be less than 2.00% per annum.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Loans” has the meaning assigned such term in Section 5.05.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent and any sub-agent appointed by the Administrative Agent pursuant to Section 11.05; and “Agent” shall mean any of them individually, as the context requires.
“Aggregate Commitment” means, as of any date of determination, the sum of the Commitments of all of the Lenders as of such date. On the Effective Date, the Aggregate Commitment is $175,000,000.
“Agreement” means this Credit Agreement, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified from time to time.
“Aircraft” means that certain Hawker 400 aircraft owned by the Borrower as of the Effective Date, acquired pursuant to the Aircraft Purchase Agreement, dated November 17, 2010, among The Heavener Company Leasing, LLC, Bristol Capital Advisors, LLC, as seller, and the Borrower, as purchaser.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a three month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 (or any successor or substitute page) at approximately 11:00 a.m., New York time, on such day (or the immediately preceding Business Day if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 1 Effective Date” means June 2, 2014.
“Applicable Margin” means, for any day, with respect to (a) any ABR Loan, a rate per annum equal to 8.75%, and (b) any Eurodollar Loan, a rate per annum equal to 9.75%.
“Applicable Percentage” means, with respect to any Lender, (a) at any time prior to the termination of the Aggregate Commitment, the percentage of the Aggregate Commitment represented by such Lender’s Commitment, and (b) at any time after the termination of the Aggregate Commitment, the percentage of all outstanding Loans represented by the outstanding Loans made by such Lender. The Applicable Percentage of each Lender on the Effective Date is set forth on Annex I.
“Approved Counterparty” means (a) any First Lien Lender or Affiliate thereof and (b) any other Person whose long term senior unsecured debt rating at the time of entering into the Swap Agreement is A/A2 by S&P or Moody’s (or their equivalent) or higher.
“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) DeGolyer & MacNaughton and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.
“Arranger” means Apollo, in its capacity as arranger hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.
“Asset Coverage Test Date” means (a) the date of each Borrowing Base redetermination under the First Lien Credit Agreement, including all scheduled, interim and special redeterminations thereunder, (b) the last day of each fiscal quarter, commencing with the fiscal quarter ending July 31, 2014, (c) each other date on which the Loan Parties acquire or Dispose of (to the extent permitted hereby or otherwise consented to in accordance with the terms hereof) Oil and Gas Properties or any other Properties pursuant to Section 9.12(c) or Section 9.05(n) or otherwise with an aggregate NYMEX Value of total Proved Developed Reserves or fair market value, respectively, equal to $500,000 or more, and (d) the date on which any borrowing of First Lien Loans or any other credit extension is made under the First Lien Credit Agreement (including without limitation any issuance of a letter of credit thereunder).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrowing Base” has the meaning set forth in the Intercreditor Agreement.
“Borrowing Base Deficiency” means “Borrowing Base Deficiency” or any similar term as defined in the First Lien Credit Agreement.

“Borrowing Request” means a request by the Borrower for a borrowing of Loans in accordance with Section 2.03.
“BP Swap Agreement” means the ISDA 2002 Master Agreement dated as of December 6, 2010 between the Borrower and BP Corporation North America Inc., as amended by the Amendment dated as of December 8, 2010, together with all schedules and annexes thereto and transactions thereunder.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Loan or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.
“Capital Leases” means, in respect of any Person, all leases that are or should be, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement, and any lease that was treated as a capital lease under GAAP at the time it was entered into that later becomes an operating lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as a capital lease for all purposes under this Agreement.
“Cargill Swap Agreement” means the means the ISDA 1992 Master Agreement dated as of December 17, 2013 between the Borrower and Cargill, Incorporated, together with all schedules and annexes thereto and transactions thereunder.
“Cash Equivalents” means Investments described in Section 9.05(c), (d), (e) and (f).
“Cash Management Agreement” means any agreement to provide any one or more of the following types of services or facilities to a Loan Party: (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, (c) foreign exchange facilities, (d) credit or debit cards, (e) deposit and other accounts and (f) merchant services (other than those constituting a line of credit).
“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Borrower or any of its Subsidiaries having an estimated dollar amount in excess of $5,000,000.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and Rule 13d-3 of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Equity Interests representing more than 30.0% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) approved or appointed by directors so nominated; or (c) other than in a Permitted Disposition, any of Scott Boruff, David Hall, David Voyticky, or Deloy Miller sells or otherwise disposes of any of the Equity Interests of the Borrower owned by such Person on the Effective Date; provided, however, that each will be permitted to sell Equity Interests of the Borrower in an amount equal to the proceeds required for (i) the exercise of warrants or stock options with respect to the Borrower’s Equity Interests prior to their expiration and/or (ii) the payment of U.S. federal and state income Taxes recognized by such Person with respect to Equity Interests granted to such Person by the Borrower as compensation for employment and the provision of services to or for the Borrower. In connection with sales of Equity Interests permitted under clause (ii) of the proviso to the prior sentence, the Person selling such Equity Interests shall provide the Administrative Agent with a detailed calculation of such Person’s taxable income derived from the receipt of Equity Interests from the Borrower as employment compensation and the proceeds generated from the sale of Equity Interests to pay the U.S. federal and state income Taxes owing with respect to such receipts within 60 days of the date of sale.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“CIE” means Cook Inlet Energy LLC, an Alaska limited liability company and wholly owned subsidiary of the Borrower.
“CIE Pipeline Asset Disposition” means the sale by CIE to Tesoro Alaska Company or its Affiliates of approximately eight miles of 8” diameter onshore crude oil pipeline which connects CIE’s Kustatan production facility to the Trading Bay Production Facility, together with the related right-of-way in connection with the construction and operation of the planned Trans-Foreland Pipeline project under consideration by the Alaska Department of Natural Resources.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collections Account” means (a) Account Nos.[REDACTED] and [REDACTED] maintained by the Loan Parties with Fifth Third Bank and (b) any other DDA established by any Loan Party into which proceeds from the sales of Hydrocarbons are deposited.

“Commitment” means, with respect to each Lender at any time, the commitment of such Lender to make Loans in an aggregate principal amount not to exceed the dollar amount set forth opposite such Lender’s name on Annex I, as such commitment may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b).
“Consolidated G&A Expenses” means, for any period, the aggregate of all general and administrative expenses of the Borrower and its Subsidiaries paid in cash, determined on a consolidated basis in accordance with GAAP, excluding legal fees and other non-recurring items reasonably acceptable to the Administrative Agent. Annual performance bonuses acceptable to the Administrative Agent in its sole discretion shall also be excluded from “Consolidated G&A Expenses”.
“Consolidated Net Income” means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes (but for the avoidance of doubt, prior to preferred stock dividends and accretions) for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (or loss) (to the extent otherwise included therein) the following: (a) the net income (or loss) of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited; (c) any extraordinary gains or losses during such period and, to the extent such exclusion is approved by the Administrative Agent in its sole discretion, any other one-time or nonrecurring gains or losses, (d) non-cash gains, losses or adjustments, including non-cash gains, losses or adjustments under authoritative guidance from the FASB as a result of changes in the fair market value of derivatives and any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and writedowns under authoritative guidance from the FASB as a result of accounting for oil and gas activities, goodwill and other intangible assets, and property, plant and equipment (for the avoidance of doubt, realized gains or losses will be counted in Consolidated Net Income in the quarter that cash is actually received or paid); (e) any non-cash employee based compensation; and (f) any gain or loss realized in connection with asset sales.
“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“DDA” means any Deposit Account (as defined in the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York) maintained by the Borrower or any Subsidiary.
“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (including, without limitation, any earn-out obligations, contingent payment obligations, or other similar obligations associated with such purchase), but excluding trade accounts payable in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) that are either (i) not greater than 90 days past due or (ii) are being contested in good faith by appropriate proceedings and adequate reserves therefore have been established under GAAP; (d) the principal component of obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing agreements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (n) all obligations of such Person with respect to any arrangement, directly or indirectly, whereby such Person shall sell or transfer any material asset, and whereby such Person shall then or immediately thereafter rent or lease as lessee such asset or any part thereof. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
For the avoidance of doubt, “Debt” does not include obligations in respect of Swap Agreements, indemnities incurred in the ordinary course of business or in connection with the Disposition of assets, any employee or director compensation, any compensation paid to employees or directors pursuant to stock appreciation rights, or obligations under operating leases.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Deposit Account Control Agreement” means a deposit account control agreement to be executed and delivered among any Loan Party, the Administrative Agent, the First Lien Administrative Agent and certain banks at which such Loan Party maintains Collection Accounts or other applicable DDAs, in each case, in form and substance as may be reasonably acceptable to the Administrative Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Disbursement Letter” means the disbursement request executed and delivered by the Borrower to the Administrative Agent contemporaneous with the Effective Date regarding the Loans to be made on the Effective Date, the form and substance of which shall be satisfactory to the Administrative Agent.
“Dispose” means to sell, lease, assign, farm-out, convey, transfer, or otherwise dispose of any Property. “Disposition” has a correlative meaning thereto.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“EBITDAX” means, for any period of four consecutive fiscal quarters, without duplication, (a) Consolidated Net Income for such period plus (b) the following expenses or charges to the extent deducted in calculating Consolidated Net Income for such period: Interest Expense, income Taxes, depreciation, depletion, amortization (including amortization of deferred financing costs), exploration expenses, accretion of asset retirement obligations, and other noncash charges reasonably acceptable to the Administrative Agent, plus (c) to the extent deducted in calculating Consolidated Net Income for such period, (i) the payments to be paid to Apollo under and as defined in the Restructuring Agreement, (ii) costs of the initial syndication of the First Lien Credit Agreement being entered into on the Amendment No. 1 Effective Date, and (iii) costs associated with novating existing Swap Agreements in accordance with Section 8.16(e), minus (d) the following items, to the extent added in the determination of Consolidated Net Income: (i) all noncash income included in the calculation of Consolidated Net Income and (ii) any cash received outside the ordinary course of business from any foreign, United States, state or local tax credit or incentive program, including, without limitation, any of Alaska’s programs under AS 43.55; provided, however, that if any such Person shall have consummated any acquisition or Disposition during such period, EBITDAX shall be subject to pro forma adjustments for such acquisition or Disposition (calculated in accordance with Regulation S-X under the Exchange Act, as amended or as otherwise approved by the Administrative Agent), as if such acquisition or Disposition had occurred on the first day of such period and shall also include adding back to Consolidated Net Income any non-recurring or one-time cash or non-cash charges or expenses associated with such acquisition or Disposition that are reasonably acceptable to the Administrative Agent; provided further that

(i) for the fiscal quarter ended July 31, 2014, EBITDAX shall be EBITDAX for the fiscal quarter then ended multiplied by 4, (ii) for the fiscal quarter ended October 31, 2014, EBITDAX shall be EBITDAX for the two fiscal quarters then ended multiplied by 2, and (iii) for the fiscal quarter ended January 31, 2015, EBITDAX shall be EBITDAX for the three fiscal quarters then ended multiplied by 4/3.
“Effective Date” means the date on which the conditions specified in Article VI are satisfied (or waived in accordance with Section 12.02).
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (insofar as either may be affected by a Release of, or exposure to, Hazardous Materials) the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended, the Hazardous Liquid Pipeline Safety Act of 1979, as amended, and other environmental conservation or protection Governmental Requirements.
“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to any Plan subject to Title IV of ERISA, (b) the withdrawal of the Borrower or any of its Subsidiaries or ERISA Affiliates from a Plan subject to Title IV of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or a Multiemployer Plan or, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan.
“Eurodollar”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 10.01.
“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out or farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision or any deposit account agreement or similar agreement relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money, and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the Lien granted in favor of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.
“Excluded Taxes” means, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), state franchise Taxes, and branch profits Taxes, in each case, (i) by the United States of America (or any political subdivision thereof) or such other jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to any such recipient’s failure to comply with Section 5.03(e), and (d) any United States federal withholding Tax that is imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the Recitals.
“Extraordinary Proceeds” means any cash received by Borrower or any of its Subsidiaries (a) not in the ordinary course of business (and not consisting of proceeds described in Section 3.04(c)(i) or Section 3.04(c)(iii) or Section 3.04(c)(v)), and/or (b) from or in respect of (ii) pension plan reversions, (iii) any insurance provider, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), and (vi) any purchase price adjustment received in connection with any purchase agreement; provided, however, that “Extraordinary Proceeds” shall not include any proceeds from (i) the issuance of any Equity Interests by the Borrower, or (ii) any foreign, United States, state or local tax credit or incentive program, including, without limitation, Alaska’s Oil & Gas Production Tax Credits program; provided, further that “Extraordinary Proceeds” shall be reduced by any amounts that are required to be and are applied to repay the First Lien Secured Obligations, unless, if required to be so applied, any one or more of the holders of the First Lien Secured Obligations entitled to receive such payments decline or waive their right to such payment, in each case, pursuant to and in accordance with the terms of the First Lien Credit Agreement (without giving effect to any amendments, supplements or modifications thereto unless approved by the Administrative Agent in its sole discretion).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain letter agreement dated as of the Effective Date between Borrower and Administrative Agent.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).
“First Lien Administrative Agent” means KeyBank National Association or any other “Senior Representative” as defined in the Intercreditor Agreement.
“First Lien Credit Agreement” means the Credit Agreement dated as of the Amendment No. 1 Effective Date among the Borrower, the First Lien Administrative Agent and the lenders party thereto, together with all amendments, modifications and supplements thereto or replacements or restatements thereof permitted by the Intercreditor Agreement.
“First Lien Lenders” means the “Lenders” as defined in the First Lien Credit Agreement or any other “Senior Lenders” as defined in the Intercreditor Agreement.
“First Lien Loans” means the “Loans” as defined in the First Lien Credit Agreement or any other “Senior Loans” as defined in the Intercreditor Agreement, together with all amendments, modifications, replacements, extensions and rearrangements thereof permitted by the Intercreditor Agreement.
“First Lien Loan Documents” means the “Loan Documents” as defined in the First Lien Credit Agreement or any other “Senior Debt Documents” as defined in the Intercreditor Agreement, in each case, together with all amendments, modifications and supplements thereto permitted by the Intercreditor Agreement.
“First Lien Secured Obligations” means the “Senior Obligations” as defined in the Intercreditor Agreement.
“fiscal quarter” means each fiscal quarter ending on the last day of each July, October, January and April.
“fiscal year” means each fiscal year of the Borrower and its Subsidiaries for accounting and tax purposes, ending on April 30 of each year.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.
“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement dated as of the Effective Date executed by the Borrower and the Guarantors, as the same may be amended, modified or supplemented from time to time.
“Guarantors” means each Subsidiary of the Borrower and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Secured Obligations pursuant to Section 8.14(b).
“Gunsight Acquisition” means the acquisition by the Borrower of approximately 2,207 acres of land owned by Gunsight Holdings LLC in Scott County, Tennessee, as set forth in the Gunsight Acquisition Agreement, for a total purchase price of $1,300,000, with $300,000 deposited by Borrower at signing of the agreement, $50,000 due at closing and the remainder payable over three years, plus interest on any unpaid portion of that purchase price, at a rate of 5%.
“Gunsight Acquisition Agreement” means the Contract for Sale of Real Estate between Gunsight Holdings LLC, as seller and the Borrower, as buyer, with an effective date of January 28, 2014.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste (including drilling fluids and any produced water), crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious materials or medical wastes.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired by the Borrower or any Guarantor in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Reserve Report” means (a) the report of Ryder Scott Company Petroleum Consultants, L.P., dated as of December 10, 2013, with respect to certain Oil and Gas Properties being acquired by the Borrower under the Acquisition as of December 1, 2013; and (b) the report of Ryder Scott Company Petroleum Consultants, L.P., dated as of December 9, 2013, with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries as of December 1, 2013.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated the Amendment No. 1 Effective Date, by and among the Borrower, the Guarantors, the Administrative Agent, the First Lien Administrative Agent and the other parties thereto, as amended or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Interest Coverage Ratio” means for any date of determination the ratio of (i) EBITDAX for the period of four fiscal quarters ending on or immediately prior to such date to (ii) Interest Expense for such period.
“Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of obligations under any Capital Lease or Synthetic Lease) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for the avoidance of doubt, interest on preferred stock), plus (b) any interest accrued during such period in respect of Debt of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP plus (c) all fees, including, waiver fees, amendment fees, consent fees, upfront fees or any other fee or expense, however styled, paid to the Administrative Agent and/or the Lenders for their own benefit (but excluding payments under the Restructuring Agreement as in effect on the Amendment No. 1 Effective Date); provided that (i) for the fiscal quarter ended July 31, 2014, Interest Expense with respect to clauses (a) and (b) for the fiscal quarter then ended shall be multiplied by 4, (ii) for the fiscal quarter ended October 31, 2014, Interest Expense with respect to clauses (a) and (b) for the two fiscal quarters then ended shall be multiplied by 2, and (iii) for the fiscal quarter ended January 31, 2015, Interest Expense with respect to clauses (a) and (b) for the three fiscal quarters then ended shall be multiplied by 4/3. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Swap Agreements.

“Interest Payment Date” means, with respect to any Loan, the last day of each March, June, September and December.
“Interest Period” means with respect to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a borrowing of Loans initially shall be the date on which such Loans are made and thereafter shall be the effective date of the most recent conversion or continuation of such Loans.
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or of a business unit of such Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or of any Oil and Gas Properties or activities related to Oil and Gas Properties (other than an acquisition by any Loan Party of such interests in any Oil and Gas Properties or activities related to Oil and Gas Properties of any other Loan Party, or transfer of such interests from one Loan Party to another, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such acquisition or transfer shall not adversely affect the security interests of the Administrative Agent or any Secured Party granted under any Loan Document and (iii) the Administrative Agent shall have given its prior written consent to such purchase or transfer (not to be unreasonably withheld, conditioned or delayed)); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. For purposes hereof a “business unit” means (i) with respect to any seller from whom a collection of business assets are being acquired, a relatively autonomous division of that seller that has been operated by the seller as an independent enterprise within the seller’s overall business or (ii) any collection of assets that would be reasonably expected to be operated as  a relatively autonomous division of the Borrower or any Subsidiary thereof.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Leverage Ratio” means for any date of determination the ratio of (a) Total Debt as of such date to (b) EBITDAX for the four fiscal quarters ending on or immediately prior to such date.
“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Reuters Reference Screen LIBOR01 Page (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Loan for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Loan and for a maturity comparable to such Interest Period are offered by the principal London office of J.P. Morgan Chase Bank, N.A. (or such other commercial bank reasonably selected by the Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Liquidity” means at any time, the sum of (a) readily and immediately available unrestricted cash held in deposit accounts of any Loan Party and Cash Equivalents of the Loan Parties, in each case, which are free and clear of all Liens (other than Liens in favor of Administrative Agent securing the Secured Obligations and the First Lien Administrative Agent securing the First Lien Secured Obligations) and which are reflected on the Borrower’s balance sheet, and (b) the amount of the First Lien Loans that are then available for borrowing.

“Loan Documents” means this Agreement, the Notes, the Security Instruments, the Fee Letter, the Intercreditor Agreement, the Disbursement Letter and any other agreement entered into, now or in the future, in connection with this Agreement.
“Loan Party” means the Borrower and each Guarantor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Majority Lenders” means, at any time while no Loans are outstanding, Lenders having more than fifty percent (50.0%) of the Aggregate Commitment; and at any time while any Loans are outstanding, Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).
“Make-Whole Premium” means, with respect to a Loan on any Prepayment Date, the excess, if any, of (a) the present value on such Prepayment Date of (i) the principal amount of such Loan multiplied by the applicable Prepayment Percentage at August 1, 2015 as set forth in Section 3.05 hereof, expressed in dollars, plus (ii) any required interest payments due on such Loan through August 1, 2015 (except for accrued and unpaid interest to the Prepayment Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points and applied quarterly, discounted to the Prepayment Date (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Loan on the Prepayment Date. For the avoidance of doubt, the Make-Whole Premium shall not be less than zero.
“Management Option Proceeds” means any cash proceeds received by the Borrower as consideration from the exercise by any director or officer of the Borrower of any option to purchase Equity Interests of the Borrower.
“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, Property, assets, liabilities (actual or contingent), condition (financial or otherwise), prospects, or material agreements of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of any Loan Document or the rights or remedies of or benefits available to the Administrative Agent, any other Agent or the Lenders thereunder.
“Material Contract” means, as to any Person, any supply, purchase, service, employment, tax, indemnity, farm-in agreement, farm-out agreement, gas marketing, gas imbalance, operating, unitization, communitization, partnership, joint venture or other agreement of such Person or any of its Subsidiaries or by which such Person or any of its Subsidiaries or any of their respective properties are otherwise bound, if such agreement either (i) requires the expenditure of over $100,000 by such Person during any calendar year (other than contracts with respect to the routine acquisition of leasehold, the drilling of wells, the construction and operation of gathering, processing or treating facilities or equipment, or other similar contracts pursuant to which such Person routinely acquires, drills, develops and operates the Hydrocarbon Interests), or (ii) involves the sale of more than $1,000,000 in Hydrocarbons by such Person in any calendar year (except to the extent any such contract is cancelable by such Person on 60-days’ notice or less), or (iii) involves a liability of such Person in excess of $500,000, or (iv) results or could reasonably be expected to result in the loss of title to, or the transfer or creation of a Lien upon any Property (except to the extent otherwise permitted hereunder), as the same shall be amended, modified and supplemented and in effect from time to time.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an individual or aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value.
“Maturity Date” means February 3, 2018.
“Miller 2009 Partnership” means Miller Energy Income 2009-A, LP, a Delaware limited partnership, and its successors and permitted assigns.
“Miller Drilling Fund” means a limited partnership or similar investment vehicle to which the Borrower or other Loan Party Disposes of any Oil and Gas Property on which no Proved Reserves are located in accordance with Section 9.12 for the purpose of financing the exploration and development of such contributed property.
“Money Laundering Law” means any law governing conduct or acts designed in whole or in part to conceal or disguise the nature, location, source, ownership or control of money (including currency or equivalents, e.g., checks, electronic transfers, etc.) to avoid a transaction reporting requirement under state or federal law or to disguise the fact that the money was acquired by illegal means.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Parties for the benefit of the Secured Parties as security for the Secured Obligations, together with any assumptions or assignments of the obligations thereunder by any Loan Party, and “Mortgages” shall mean all of such Mortgages collectively.
“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Mortgages.
“Multiemployer Plan” means a multiemployer plan, as defined in section 3(37) or 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower, a Subsidiary or an ERISA Affiliate is making or accruing an obligation to make contributions or was obligated to make contributions within the last six (6) years.
“Net Cash Proceeds” means, (A) with respect to any Disposition of any Properties by Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such Disposition, but only as and when so received, over (b) the sum of (i) the principal amount of any Debt that is secured by Liens on such asset senior to Liens securing the Secured Obligations and that is required to be repaid in connection with the Disposition thereof (other than the Loans), (ii) the out-of-pocket expenses incurred by the Borrower or any Subsidiary in connection with such Disposition, (iii) all legal, title and recording tax expense and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Disposition, (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Disposition and retained by the Borrower or any Subsidiary after such Disposition, and (v) any portion of the purchase price from such Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Disposition or otherwise in connection with such Disposition; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to the Borrower or any Subsidiary, and (B) with respect to any incurrence, issuance or refinancing of any Debt, the cash proceeds from such incurrence, issuance or refinancing net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, however, that “Net Cash Proceeds” shall be reduced by any amounts that are required to be and are applied to repay the First Lien Secured Obligations, unless, if required to be so applied, any one or more of the holders of the First Lien Secured Obligations entitled to receive such payments decline or waive their right to such payment, in each case, pursuant to and in accordance with the terms of the First Lien Credit Agreement (without giving effect to any amendments, supplements or modifications thereto unless approved by the Administrative Agent in its sole discretion).
“New Well Capital Expenditures” means (a) any exploration or development expenditures and costs that are capital in nature in respect of the development, drilling or completion of any well comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary if the drilling of such well had not begun prior to the date of delivery of any notice pursuant to Section 5.09 of the Intercreditor Agreement and (b) any exploration or development expenditures and costs (other than expenditures made and costs incurred in respect of maintenance, health, safety, welfare and environmental matters) in excess of $10,000,000 in the aggregate that are capital in nature in respect of the development, drilling or completion of any well not described in the foregoing clause (a).
“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“Notice of Assignment” has the meaning set forth in Section 12.04(b)(vi).
“NYMEX” has the meaning specified in the definition of “NYMEX Price”.
“NYMEX Price” means, as of the date of the determination thereof with respect to each of the appropriate crude oil or natural gas categories included in the then most recent Reserve Report provided by the Borrower to Administrative Agent pursuant to Section 8.12, the prices for the 36 succeeding monthly futures contract prices (the “3 Year Strip”) and held constant thereafter based on the price of the average of the contract prices for the last twelve (12) months of such 3-Year Strip period, commencing with the month during which the determination is to be made, as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing as selected by the Administrative Agent, adjusted to account for the historical basis in a manner acceptable to the Administrative Agent, and held constant thereafter; provided, however, in the event that the NYMEX no longer provides futures contract price quotes for 36 month periods, the longest period of quotes of less than 36 months shall be used and held constant thereafter based on the average of the contract prices for the last twelve (12) months of such period, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Administrative Agent shall designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX herein.
“NYMEX Value” means, at any date of determination thereof as to the Proved Developed Producing Reserves or Proved Developed Non-Producing Reserves of the Loan Parties, the discounted present value (determined at a discount factor of 10%) of future net revenues (i.e., after deducting production and ad valorem taxes and less future capital costs and operating expenses) from Proved Developed Producing Reserves or Proved Developed Non-Producing Reserves, as the case may be, of the Loan Parties as of such date calculated for all volumes covered under Swap Agreements at the contract price under such Swap

Agreements (taking into account any Swap Agreements covering basis differential) and for all volumes in excess of the volumes covered under Swap Agreements utilizing the NYMEX Price and assuming that production costs (which shall include a good faith estimate of net abandonment costs) thereafter remain constant on a per barrel of oil equivalent basis.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).
“Participant” has the meaning assigned to such term in Section 12.04(c)(i).
“Participant Register” has the meaning assigned to such term in Section 12.04(c)(i).
“Patriot Act” has the meaning assigned to such term in Section 12.16.
“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

“Pellissippi Pointe Entities” means the collective reference to Pellissippi Pointe, L.L.C., a Tennessee limited liability company and Pellissippi Pointe II, LLC, a Tennessee limited liability company.
“Permitted Disposition” means any transfer, contribution, sale or other Disposition of Equity Interests of the Borrower by (a) Scott Boruff, David Voyticky, or David Hall, of 30% or less of the Equity Interests of the Borrower owned by such Person on the Effective Date or (b) Deloy Miller, of 50% or less of the Equity Interests of the Borrower owned by such Person on the Effective Date, in any case, so long as (i) the Borrower delivers all documents entered into in connection with such transfer, contribution, sale or Disposition of Equity Interests to the Administrative Agent on or prior to the date of such transfer, contribution, sale or Disposition of Equity Interests, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) the value of any such Equity Interests subject to such transfer, contribution, sale or other Disposition shall be equal to or greater than $10 per share for the ten (10) consecutive Business Days preceding the date of such transfer, contribution, sale or Disposition without giving effect to any splits or reverse splits of stock effective on or after the Effective Date.
“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and a weighted average life no shorter than the weighted average life of the Refinanced Debt; (c) such new Debt does not have a stated interest rate in excess of the stated interest rate of the Refinanced Debt; (d) such new Debt does not contain any covenants which, taken as a whole, are more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt and (e) if such Refinanced Debt was subordinated, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations (or, if applicable, the Guarantee and Collateral Agreement) to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA but excluding any Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.
“Prepayment Date” means the date on which any Loan is (or is required to be) prepaid or repaid in whole or in part pursuant to this Agreement.
“Prepayment Percentage” shall have the meaning set forth in Section 3.05.
“Prepayment Premium” shall mean, on any date, (a)(i) the applicable Prepayment Percentage minus (ii) 100% multiplied by (b) the principal amount of the applicable Loans being prepaid or repaid (or that are required to be prepaid or repaid) on such date.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by J.P. Morgan Chase Bank, N.A. (or such other commercial bank reasonably selected by the Administrative Agent) as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proved Developed Non-Producing Reserves” has the meaning set forth in the definition of “Proved Reserves.”
“Proved Developed Producing Reserves” has the meaning set forth in the definition of “Proved Reserves.”
“Proved Developed Reserves” has the meaning set forth in the definition of “Proved Reserves.”
“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions. “Proved Developed Non-Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Non-Producing” in the Definitions. “Proved Developed Reserves” means Proved Reserves which are categorized as either “Proved Developed Producing Reserves” or “Proved Developed Non-Producing Reserves” in the Definitions.
“Purchase Price” has the meaning set forth in Section 12.04(b)(vi).
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
“Refinanced Debt” has the meaning assigned such term in the definition of “Permitted Refinancing Debt”.
“Register” has the meaning assigned to such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Fund” means a fund, money market account, investment account or other account managed by a Lender or an Affiliate of such Lender.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Remedial Work” has the meaning assigned such to term in Section 8.10(a).

“Reportable Event” means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC is waived under applicable regulations.
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each May 1st or November 1st (or such other date in the event of an interim redetermination of the Borrowing Base) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries located in the United States of America, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.
“Restructuring Agreement” means that certain letter agreement dated as of the Effective Date re: Prepayment Premiums under the Existing Credit Agreement among the Borrower and Apollo Investment Corporation, as administrative agent and lender under the Existing Credit Agreement.
“Savant Acquisition” means the merger of Miller Energy Colorado 2014-1, LLC, with Savant Alaska, LLC for a total purchase price of not more than $9,000,000, as contemplated by the Savant Acquisition Agreement, pursuant to which Savant Alaska, LLC, will become, directly or indirectly, a wholly owned subsidiary of the Borrower.
“Savant Acquisition Agreement” means the Agreement and Plan of Merger, dated as of May 8, 2014, among the Borrower, Savant Alaska, LLC, and SA Operating Company, LLC.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Secured Obligations” means any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent or any other Secured Party under any Loan Document; (b) all accrued and unpaid interest, premium, if any, and fees owing to the Administrative Agent or any other Secured Party under any Loan Document (including the Make-Whole Premium or any Prepayment Premium and any interest accruing after the filing of a bankruptcy or insolvency proceeding, whether or not such interest would be an allowable claim in such proceeding); and (c) all renewals, extensions and/or rearrangements of any of the above.
“Secured Party” means, collectively, the Administrative Agent, each Lender, each Indemnitee and each sub-agent pursuant to Section 11.05 appointed by the Administrative Agent with respect to matters relating to the Loan Documents.

“Security Instruments” means, collectively, any and all of the security agreements (including the Guarantee and Collateral Agreement and each Deposit Account Control Agreement), pledges, Mortgages, deeds of trust, assignments, Transfer Order Letters, stock pledge agreements, assignments of partnership interests, assignments of member interests, and such other agreements, documents and instruments, in form and substance satisfactory to the Administrative Agent, which are, or are to be, executed by a Loan Party in favor of the Administrative Agent and/or the Secured Parties as may be required from time to time by the Administrative Agent to provide the Administrative Agent for the benefit of the Secured Parties with Liens upon all of the assets and properties of such Loan Party as security for the payment and performance in full of the Secured Obligations, in each case as the same may be amended, modified, restated, supplemented, increased, renewed, extended, substituted for or replaced from time to time.
“Series B Preferred Dividend” means a 12% semi-annual dividend, payable in cash on March 1 and September 1 of each year, on the Borrower’s Series B Preferred Stock.
“Series B Preferred Stock” means the class of Equity Interest of the Borrower designated “Series B Redeemable Preferred Stock”.
“Series C Preferred Dividend” means a 10.75% per annum quarterly dividend, payable in cash on March 1, June 1, September 1 and December 1 of each year, on the Borrower’s Series C Preferred Stock. For the avoidance of doubt, the Series C Preferred Dividend shall not include any dividend in excess of the amount specified in the foregoing sentence, including without limitation any dividends accruing at the “Penalty Rate” set forth in the Borrower’s articles of incorporation or otherwise.
“Series C Preferred Stock” means the class of Equity Interest of the Borrower designated “10.75% Series C Cumulative Redeemable Preferred Stock”.
“Series D Preferred Dividend” means a 10.5% per annum cash payment paid quarterly, subject to prior payment in full of accrued but unpaid dividends on any other senior securities, if any, that may be issued with dividend rights senior to the Series D Preferred Stock. For the avoidance of doubt, the Series D Preferred Dividend shall not include any dividend in excess of the amount specified in the foregoing sentence, including without limitation any dividends accruing at the “Penalty Rate” set forth in the Borrower’s articles of incorporation or otherwise.
“Series D Preferred Stock” means the class of Equity Interest of the Borrower designated “10.5% Series D Cumulative Redeemable Preferred Stock”.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Specified Liens” means, collectively, (a) Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition, and (b) Liens permitted by Section 9.03(e).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subject Interests” has the meaning set forth in Section 12.04(b)(vi).
“subsidiary” means, with respect to any Person (as used herein, the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower; provided that, notwithstanding anything to the contrary contained herein, none of the Miller 2009 Partnership, any Miller Drilling Fund nor any of the Pellissippi Pointe Entities shall be deemed a Subsidiary of any Loan Party for purposes of this Agreement.
“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as debt for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Tax Credit Certificate Payments” means any payment in respect of any tax credit certificate, or right or interest therein, or any right to or interest in any payment from the fund established pursuant to Alaska Statute (AS) 43.55.028.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Tennessee Oil and Gas Properties” means Oil and Gas Properties of the Loan Parties located in the State of Tennessee.
“Termination Date” means the date on which each of the following events shall have occurred: (a) the termination of the Aggregate Commitment, and (b) the payment in full in cash of all Secured Obligations (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by the Loan Parties).
“Total Debt” means, on any date of determination, all Debt of the Borrower and the Consolidated Subsidiaries (but excluding Debt existing on the Amendment No. 1 Effective Date under the Restructuring Agreement) as of such date.
“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document and Acquisition Document to which it is a party, the Acquisition, the borrowing of Loans, the use of the proceeds thereof and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments, (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document and Acquisition Document to which it is a party, the Acquisition, the guaranteeing of the Secured Obligations and the other obligations under the Guarantee and Collateral Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments, and (c) the execution, delivery and performance by the Loan Parties of the First Lien Loan Documents, the borrowing of First Lien Loans and receipt of other credit extensions thereunder, the guaranteeing of the First Lien Secured Obligations by the Guarantors thereunder and the grant by the Loan Parties of the security interests and provision of collateral under the First Lien Loan Documents to secure the First Lien Secured Obligations, in accordance with the Intercreditor Agreement.

“Transfer Order Letters” means transfer order letters in the form of Exhibit E attached hereto containing the information as provided for therein.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Prepayment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Prepayment Date to August 1, 2015; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Prepayment Date to August 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Any calculation of the Treasury Rate and Make-Whole Premium by Administrative Agent in connection with any prepayment or repayment of the Loans shall be conclusive absent manifest error.
“Type”, when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“VCOC Letters” means, the letters dated as of the Effective Date, executed by the Borrower in favor of Highbridge Principal Strategies - Specialty Loan Institutional Fund III-L, L.P. and Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P. regarding certain management rights, in form and substance satisfactory to such Lenders.
“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.
Section 1.03.    Types of Loans. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).

Section 1.04.    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, certificate, organizational document or other document herein shall be construed as referring to such agreement, instrument, certificate, organizational document or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05.    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all financial statements and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared in accordance with GAAP as in effect from time to time. All accounting terms used herein shall be interpreted, and all determinations with respect to accounting matters hereunder (including with respect to Section 9.01) shall be made in accordance with GAAP as in effect on the date hereof unless otherwise agreed to by the Borrower and the Majority Lenders. In the event of any change in GAAP or in the application thereof that would have an effect on the calculation of any financial provisions in this Agreement, the Borrower will furnish to the Administrative Agent and each Lender a certificate of a Financial Officer specifying such change and the effect of such change on such calculations.

ARTICLE II
THE CREDITS
Section 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Effective Date in an aggregate principal amount not to exceed such Lender’s Commitment, which Loans shall be funded net of the original issue discount described in the Fee Letter. After giving effect to the funding of the Loans on the Effective Date, the Commitments shall immediately terminate without further action. Amounts borrowed under this Section 2.01 and prepaid or repaid may not be reborrowed.

Section 2.02.    Loans.

(a)    Several Obligations. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Type of Loans. Subject to Section 3.03 and Section 5.05, the Loans shall be comprised entirely of Eurodollar Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    Continuation of Loans. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to (a) request, or to elect to continue any borrowing of Eurodollar Loans if the Interest Period requested with respect thereto would end after the Maturity Date, or (b) subject to Section 3.03 and Section 5.05, convert any Eurodollar Loan into an ABR Loan.

(d)    Notes. If requested by any Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. In the event that any such Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by such Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03.    Requests for Loans. To request a borrowing of Loans, the Borrower shall notify the Administrative Agent of such request by telephone not later than 12:00 noon, New York City time, ten Business Days before the Effective Date. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Loan;

(ii)    the date of such Loan, which shall be a Business Day;

(iii)    the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(iv)    the location and number of the Borrower’s account to which funds are to be disbursed.

If no Interest Period is specified in the Borrowing Request, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested borrowing.
Section 2.04.    Interest Elections.

(a)    Continuance of Eurodollar Loans. Each borrowing of Eurodollar Loans shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrower may elect to continue such borrowing and may elect a new Interest Period therefor, as provided in this Section 2.04. All Loans made hereunder shall have the same Interest Period applicable thereto.

(b)    Requests to Continue Eurodollar Loans. To make an election to continue Eurodollar Loans pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone not later than 12:00 noon, New York City time, three Business Days before the effective date of such election. Each such telephonic Continuation Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Continuation Request in substantially the form of Exhibit C and signed by the Borrower.

(c)    Information in Continuation Requests. Each telephonic and written Continuation Request shall specify the following information in compliance with Section 2.02:

(i)    the effective date of the election made pursuant to such Continuation Request, which shall be a Business Day; and

(ii)    the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Continuation Request does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of a Continuation Request, the Administrative Agent shall advise each Lender of the details thereof.

(e)    Effect of Failure to Deliver Timely Continuation Request. If the Borrower fails to deliver a timely Continuation Request for any Eurodollar Loans prior to the end of the Interest Period applicable thereto, then, unless such Loans are repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have selected a new Interest Period of one month’s duration for such Loans.

Section 2.05.    Funding of Loans.

(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the Borrowing Request. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such borrowing.

ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01.    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

Section 3.02.    Interest.

(a)    ABR Loans. ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)    Eurodollar Loans. Eurodollar Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)    Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to three and one-half percent (3.5%) plus the higher of the rate applicable to ABR Loans as provided in Section 3.02(a) and the rate applicable to Eurodollar Loans as provided in Section 3.02(b) (in either case, including the Applicable Margin), but in no event to exceed the Highest Lawful Rate. Notwithstanding the foregoing, (i) if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing, all Loans outstanding at such time shall bear interest, after as well as before judgment, at the rate then applicable to such Loans (including the Applicable Margin) plus an additional three and one-half percent (3.5%), but in no event to exceed the Highest Lawful Rate.

(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a borrowing of Eurodollar Loans:

(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b)    the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation Request that requests the continuation of any Eurodollar Loans shall be ineffective (and such Loans shall be automatically converted into ABR Loans on the last day of the relevant Interest Period), and (ii) if any Borrowing Request requests a borrowing of Eurodollar Loans, such borrowing shall be made either as a borrowing of ABR Loans or at an alternate rate of interest determined by the Majority Lenders as their cost of funds.
Section 3.04.    Prepayments.

(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of Eurodollar Loans, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of ABR Loans, not later than 12:00 noon, New York City time, the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Loans shall be in minimum principal amounts of $100,000 or integral multiples of $100,000 thereof (unless the outstanding principal amount of all Loans is less than $100,000, then such prepayments shall be equal to such outstanding principal amount). Each prepayment shall be applied ratably to the Loans outstanding at such time in accordance with each Lender’s Applicable Percentage thereof. Prepayments pursuant to this Section 3.04 shall be accompanied by accrued interest to the extent required by Section 3.02 and the amounts required by Section 3.05.

(c)    Mandatory Prepayments.

(i)    Unless waived by the Administrative Agent in its sole discretion, immediately upon any Disposition by the Borrower or any of its Subsidiaries of any Property in accordance with Sections 9.12(c), (e) or (i)), the Borrower shall immediately prepay the outstanding Loans in accordance with Section 3.04(c)(vi) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition. Nothing contained in this Section 3.04(c)(i) shall permit Borrower or any of its Subsidiaries to sell or otherwise Dispose of any Property other than in accordance with this Agreement.

(ii)    Unless waived by the Administrative Agent in its sole discretion, immediately upon the receipt by the Borrower or any of its Subsidiaries of any Extraordinary Proceeds in any one or series of related events, the Borrower shall immediately prepay the outstanding Loans in accordance with Section 3.04(c)(vi) in an amount equal to 100% of such Extraordinary Proceeds, net of any reasonable expenses incurred in collecting such Extraordinary Proceeds.

(iii)    Unless waived by Administrative Agent in its sole discretion, immediately upon the issuance or incurrence by the Borrower or any of its Subsidiaries of any Debt other than Debt permitted under Section 9.02, the Borrower shall immediately prepay the outstanding Loans in accordance with Section 3.04(c)(vi) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance or incurrence. Nothing contained in this Section 3.04(c)(iii) shall permit the Borrower or any of its Subsidiaries to issue or incur any Debt other than in accordance with the terms and conditions of this Agreement.

(iv)    Unless waived by Administrative Agent in its sole discretion, if the Alaska Department of Natural Resources affirmatively rejects the transfer of the Acquisition Properties (other than the Acquired Equity) to CIE pursuant to the Acquisition Documents or fails to approve such transfer on or before the date that is 120 days after the Effective Date, the Borrower shall prepay the outstanding Loans in an amount equal to $59,557,303 within five (5) Business Days following such rejection or such date, as the case may be.

(v)    Unless waived by Administrative Agent in its sole discretion, immediately upon the receipt by the Borrower or any of its Subsidiaries of any Tax Credit Certificate Payments that are required to be delivered to the Administrative Agent pursuant to Section 5.09(b) of the Intercreditor Agreement, the Borrower shall immediately prepay the outstanding Loans in accordance with Section 3.04(c)(vi) in an amount equal to 100% of the amount of the Tax Credit Certificate Payments required to be delivered to the Administrative Agent pursuant to such Section 5.09(b).

(vi)    Each prepayment of Loans pursuant to this Section 3.04(c) shall be (A) applied ratably to the outstating principal amount of the Loans in accordance with each Lender’s Applicable Percentage thereof, and (B) accompanied by accrued interest to the extent required by Section 3.02 and all amounts required by Section 3.05.

Section 3.05.    Make-Whole Premium & Prepayment Premium. Each prepayment or repayment of Loans that is (or is required to be) made hereunder, including as a result of acceleration under Article X or otherwise, but excluding any prepayment or repayment pursuant to Section 2.05(b), (A) on or before July 31, 2015 shall be made together with the Make-Whole Premium and (B) at any time thereafter, shall be made at the percentage (herein referred to as the “Prepayment Percentage”) set forth in the following chart, of the principal amount so prepaid or repaid, in each case, together with all unpaid interest on the amount so prepaid or repaid.

Date of Prepayment	Prepayment Percentage
1.From August 1, 2015 through and including July 31, 2016.	102.0%
2.From August 1, 2016 through and including the date the Loans are paid in full.	101.0%

Section 3.06.    Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter or otherwise separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV
PAYMENTS; PRO-RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, premiums and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, and third, towards payment of any Make-Whole Premium or Prepayment Premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Make-Whole Premium or Prepayment Premium due to such parties.

(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant (including the Borrower to the extent made pursuant to and in accordance with Section 12.04(b)(vi), provided that the provisions of this Section 4.01(c) shall apply to any other such assignment or sale to the Borrower or any Subsidiary or Affiliate thereof). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02.    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03.    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04.    Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01.    Increased Costs.

(a)    Eurodollar Changes in Law. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise, but not including Excluded Taxes, Indemnified Taxes or Other Taxes), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital and Liquidity Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates. A certificate of a Lender setting forth in reasonable detail the basis for, and a calculation of, the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(a), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (exclusive of any lost profits or opportunity costs). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03.    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if the Borrower or any Guarantor shall be required to deduct or withhold any Taxes from such payments, as determined in good faith by the Borrower or the Administrative Agent, as applicable, then (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings of Indemnified Taxes applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Borrower or such Guarantor shall make such deductions or withholding and (iii) the Borrower or such Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)    Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for payment of such Other Taxes.

(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify the Administrative Agent or any Lender for any amounts under this Section 5.03(c) to the extent that such Person fails to notify the Borrower of its intent to make a claim for indemnification under this Section 5.03(c) within 180 days after a claim is asserted against such Person by the relevant Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty:

(2)	executed originals of IRS Form W-8ECI;

(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender or the Administrative Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or the Administrative Agent has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of the Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(f).

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.04.    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender solely as a result of any such designation or assignment.

(b)    Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if such assignee is not a Lender the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05.    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01.    Effective Date. The obligations of the Lenders to make the Loans hereunder on the Effective Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)    (i) The Administrative Agent shall have received counterparts of the Fee Letter duly executed by the Borrower (in such number as may be requested by the Administrative Agent), and (ii) the Administrative Agent, the Arranger and the Lenders shall have received all fees and amounts specified therein or otherwise due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b)    The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or equivalent governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, certified as being true and complete and in full force and effect, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or comparable governing documents) of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c)    The Administrative Agent shall have received certificates, each dated within a recent date of the Effective Date, of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor in its jurisdiction of formation or organization and each other jurisdiction in which its failure to be duly qualified or licensed could reasonably be expected to have a Material Adverse Effect (which certificates shall indicate that such Loan Party is in good standing in each of such jurisdictions).

(d)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e)    The Administrative Agent shall have received from each party thereto counterparts (in such number as may be requested by the Administrative Agent) of the VCOC Letters signed on behalf of such party.

(f)    The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note at least three Business Days prior to the Effective Date, in each case in a principal amount equal to the Commitment of such Lender and dated as of the date hereof.

(g)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments (other than the Deposit Account Control Agreements described in Section 8.16), including the Guarantee and Collateral Agreement and Transfer Order Letters executed in blank to each purchaser of production and disburser of proceeds of production from or attributable to the Oil and Gas Properties. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i)    be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Specified Liens) on at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report;

(ii)    have received Mortgages covering the real property located at (A) 3651 Baker Highway, Huntsville, TN 37756 and (B) 9534 Morgan Co. Highway, Sunbright, TN 37872;

(iii)    have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors; and

(iv)    have received (i) all financing statements required by Administrative Agent, and (ii) all other agreements, documents or instruments required by Administrative Agent in its sole discretion to evidence that first-priority security interests (subject only to Specified Liens) in all of the Loan Parties’ assets have been granted to Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents.

(h)    The Administrative Agent shall have received the Disbursement Letter duly executed by the Borrower.

(i)    The Administrative Agent shall have received an opinion of (i) Vinson & Elkins LLP, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent, and (ii) local counsel in each of the following states: Alaska, Tennessee and any other jurisdictions requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

(j)    The Administrative Agent shall have received (i) a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12, and (ii) and with respect to any real property covered by a Mortgage on which a “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) is located, (A) a flood determination certificate or letter issued by the appropriate Governmental Authority or third party indicating whether such property is designated as a “flood hazard area” and (B) if such property is designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Loan Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973.

(k)    The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report.

(l)    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

(m)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) the Borrower has received all consents and approvals required by Section 7.03, (ii) there is no litigation that involves any Loan Document, any Acquisition Document or the Transactions or that could impair the consummation of the Acquisition or the acquisition of the Acquired Equity at the time and in the manner contemplated by the Acquisition Documents and (iii) as to the matters contained in Section 6.02(a), (b), and (c).

(n)    The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.01(i).

(o)    The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries for each of the following jurisdictions: Alaska, Tennessee, and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(p)    The Administrative shall be reasonably satisfied with the Swap Agreements listed on Schedule 7.20.

(q)    The Administrative Agent shall have received (i) a certificate of a Responsible Officer of the Borrower certifying: (A) that the Borrower is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated by the Acquisition Documents (other than the Acquired Equity, which pursuant to the terms of Sections 8.2(a), 8.2(c) and 9.5 of the Acquisition Agreement are to be transferred to CIE after the Acquisition Closing Date, immediately following the receipt of approval from the Regulatory Commission of Alaska for the acquisitions of those Equity Interests by CIE); (B) as to the purchase price for the Acquisition Properties after giving effect to all adjustments as of the Acquisition Closing Date contemplated by the Acquisition Agreement and specifying, by category, the amount of such adjustment; and (C) describing any casualty with respect to any Acquisition Property for which the Buyer waived the condition under Section 7.1(d) of the Acquisition Agreement or for which the proceeds of insurance were paid and have been applied or will be applied to the repair and restoration of the Acquisition Property; (ii) a true and complete executed copy of each of the Acquisition Documents; (iii) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; and (iv) such other related documents and information as the Administrative Agent shall have reasonably requested.

(r)    The Administrative Agent shall have received evidence satisfactory to it that the Miller 2009 Loan Documents (as defined in the Existing Credit Agreement) are being simultaneously terminated, paid in full and that all Liens securing such facility are being released or terminated and that arrangements satisfactory to the Administrative Agent have been made for recording and filing of such releases.

(s)    The Administrative Agent and the Lenders shall have received from the Borrower, at least 5 days prior to the Effective Date, all requested documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(t)    The Lenders shall have received a satisfactory opening balance sheet of the Borrower giving pro forma effect to the Acquisition and the Debt to be incurred on the Effective Date.

(u)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that, after giving effect to the Transactions, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

(v)    The Administrative Agent shall have received and reviewed copies of all Material Contracts in effect on the Effective Date, and such Material Contracts shall be in form and substance satisfactory to Administrative Agent.

(w)    The Administrative Agent shall have completed its business, legal, environmental and collateral due diligence, including (i) a collateral audit and review of the Borrower’s and each of its Subsidiaries’ books and records and verification of the Borrower’s and each of its Subsidiaries’ representations and warranties to the Administrative Agent, the results of which shall be satisfactory to the Administrative Agent, (ii) an inspection of such locations of the Borrower and its Subsidiaries as shall be required by the Administrative Agent, the results of which shall be satisfactory to the Administrative Agent, and (iii) background and credit checks on each of the Loan Parties and certain Financial Officers of the Loan Parties.

(x)    The Borrower shall have delivered to Administrative Agent all environmental reports in the possession or control of any Loan Party that was performed on any Oil and Gas Property that is subject to the Lien created by the Security Instruments within the past two (2) years, and the matters contained therein shall be reasonably acceptable to the Administrative Agent.

(y)    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on February 4, 2014 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 6.02.    Additional Conditions. The obligation of each Lender to make its Loan hereunder on the Effective Date is subject to the satisfaction of the following conditions:

(a)    At the time of and immediately after giving effect to the funding of such Loans, no Default shall have occurred and be continuing.

(b)    At the time of and immediately after giving effect to the funding of such Loans, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c)    The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless such representation and warranty is already qualified by materiality, in which case such representation or warranty shall simply be true and correct) on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct as aforesaid as of such specified earlier date.

(d)    The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03.

(e)    Delivery of a Borrowing Request to the Administrative Agent shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (d).

ARTICLE VII
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:

Section 7.01.    Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Borrower and the Subsidiaries has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02.    Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate, partnership or limited liability company, as applicable, powers and have been duly authorized by all necessary corporate, partnership, limited liability company and, if required, stockholder, partner or member action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document and Acquisition Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03.    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording or filing of the Security Instruments and related financing statements as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect and do not have an adverse effect on the enforceability of the Loan Documents, (iii) routine filings related to the Loan Parties and the operation of their respective businesses and (iv) filings as may be necessary in connection with the exercise of remedies, (b) will not violate any applicable material law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their respective Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) except as contemplated by this Agreement and the First Lien Loan Documents will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary.

Section 7.04.    Financial Condition; No Material Adverse Change.

(a)    The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended April 30, 2013, reported on by KPMG, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended October 31, 2013, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b)    Since April 30, 2013, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

(c)    Neither the Borrower nor any Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

Section 7.05.    Litigation.

(a)    Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or involving the Acquisition or the proposed acquisition of the Acquired Equity (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve any Loan Document, any Acquisition Document or the Transactions or (iii) that could impair the consummation of the Acquisition or the acquisition of the Acquired Equity at the time and in the manner contemplated by the Acquisition Documents.

(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06.    Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)    the Borrower and the Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b)    the Borrower and the Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties and are in compliance with all Environmental Permits, with all such Environmental Permits being currently in full force and effect, and none of the Borrower or the Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be contested in any proceeding before any Governmental Authority.

(c)    there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties.

(d)    none of the Properties of the Borrower or any Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials in a damaged or friable condition; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites listed on, or nominated for listing on, the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e)    there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Borrower’s or any Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property.

(f)    neither the Borrower nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any Subsidiary’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(g)    there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or the Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

(h)    The Borrower and the Subsidiaries have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or the Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.

Section 7.07.    Compliance with the Laws and Agreements; No Defaults.

(a)    Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the such Loan Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound where such default could reasonably be expected to result in a Material Adverse Effect.

(c)    No Default has occurred and is continuing.

Section 7.08.    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09.    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien (other than an Excepted Lien) has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10.    ERISA. Except as could not reasonably be expected to have a Material Adverse Effect:

(a)    the Borrower, the Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b)    each Plan is, and has been, established and maintained in compliance with its terms, ERISA and, where applicable, the Code.

(c)    no act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)    full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan and Multiemployer Plan or applicable law to have paid as contributions to such Plan or Multiemployer Plan as of the date hereof.

(e)    neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability.

(f)    neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11.    Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and

Gas Properties of the Borrower and the Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12.    Insurance. The Borrower has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries. The Administrative Agent has been named as additional insured in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance. Except as disclosed in writing to the Administrative Agent, no “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) exists on any real property covered by a Mortgage. The Loan Parties have obtained and provided evidence to the Administrative Agent of all flood insurance required to be obtained under Section 8.07.

Section 7.13.    Restriction on Liens. Neither the Borrower nor any of the Subsidiaries is a party to any agreement or arrangement (other than the First Lien Loan Documents and Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease, any accessions thereto and proceeds thereof), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.

Section 7.14.    Subsidiaries; Foreign Operations. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries. Neither the Borrower nor any of its Subsidiaries own (i) any Foreign Subsidiaries or (ii) any Oil and Gas Properties not located within the geographic boundaries of the United States of America. Each Subsidiary on such schedule is a Wholly-Owned Subsidiary.

Section 7.15.    Location of Business and Offices. The Borrower’s jurisdiction of organization is Tennessee; the name of the Borrower as listed in the public records of its jurisdiction of organization is Miller Energy Resources, Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is 000047469 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(o) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(o) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(o)).

Section 7.16.    Properties; Titles, Etc.

(a)    The Borrower or a Subsidiary has good and defensible title to the Acquisition Properties and the Oil and Gas Properties evaluated in the most recently delivered Reserve Report (except any that have been sold or otherwise disposed of in accordance with Section 9.12 since the date of such Reserve Report) and each of the Borrower and each Subsidiary have good title to all its personal Properties that are necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof, and in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report (except any that have been sold or otherwise disposed of in accordance with Section 9.12 since the date of such Reserve Report), and the ownership of such Properties shall not obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount materially in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property; provided that the Borrower or any Subsidiary shall have the right to bear costs disproportionate to the Borrower's or such Subsidiary's working interest with respect to any Hydrocarbon Interest for a period of time in order to earn an interest in such Hydrocarbon Interest from a third party as evidenced by written agreement.

(b)    All material leases and agreements evaluated in the most recently delivered Reserve Report or that are necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

(c)    The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all material rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)    All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (normal wear and tear excepted) and are maintained in accordance with prudent business standards.

(e)    The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17.    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18.    Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.01(i), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding $500,000 in the aggregate.

Section 7.19.    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19 (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract as in effect on the date of such disclosure and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 120 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20.    Swap Agreements. Schedule 7.20, as of the date hereof, and each report required to be delivered by the Borrower pursuant to Section 8.01(e), as of the date of such report, sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21.    Use of Loans . The proceeds of the Loans shall be used solely (a) to refinance Debt under the Existing Credit Agreement in an amount not to exceed $75,000,000, (b) to fund cash consideration for the Acquisition in an amount not to exceed $60,000,000, (c) to pay costs, fees and expenses in connection with this Agreement and the other Loan Documents, and (d) for general corporate purposes. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22.    Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23.    Acquisition Documents. The copies of the Acquisition Documents, the Gunsight Acquisition Agreement and the Savant Acquisition Agreement previously delivered by the Borrower to the Administrative Agent are true, accurate and complete and have not been amended or modified in any manner, other than pursuant to amendments or modifications previously delivered to the Administrative Agent. No party to any Acquisition Document, the Gunsight Acquisition Agreement or the Savant Acquisition Agreement is in default in respect of any material term or obligation thereunder.

Section 7.24.    Foreign Corrupt Practices. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the Foreign Corrupt Practices Act (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.25.    Money Laundering. The operations of the Borrower and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping, reporting and other requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.

Section 7.26.    OFAC. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material U.S. sanctions administered by Office of Foreign Asset Control (“OFAC”), and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 7.27.    Patriot Act. Each Loan Party is in compliance with all applicable statutes, regulations and orders of (including any laws relating to terrorism, money laundering, embargoed persons or the Patriot Act), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

Section 7.28.    Security Documents.

(a)    The Security Instruments, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the collateral described therein and the proceeds thereof and (i) to the extent that any Pledged Securities (as defined in the Guarantee and Collateral Agreement) constitute “securities” under Article 8 of the New York UCC (as defined in the Guarantee and Collateral Agreement), when such Pledged Securities are delivered to the Administrative Agent (or to the First Lien Administrative Agent (as bailee for the Administrative Agent)), the Lien created under the Guarantee and Collateral Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Securities, and (ii) when financing statements in appropriate form are recorded in the offices specified on Schedule 3 of the Guarantee and Collateral Agreement, the Lien created under the Security Instruments will constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such collateral to the extent that such Lien can be perfected by the filing of a financing statement, in each case subject only to Specified Liens.

(b)    The Mortgages are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property (as defined therein) and the proceeds thereof, and when the Mortgages are recorded in the appropriate filing offices, the Mortgages shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Specified Liens.

Section 7.29.    Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or its Subsidiaries pending or, to the knowledge of the Borrower or its Subsidiaries, threatened. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower and its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower and its Subsidiaries.

Section 7.30.    Brokerage Fees. No brokerage commission or finder’s fees has or shall be incurred or payable in connection with or as a result of the Borrower’s obtaining the financing contemplated hereby.

Section 7.31.    Material Contracts. Set forth on Schedule 7.31 is a complete and correct list of all Material Contracts (other than the Loan Documents) in effect or to be in effect as of the Effective Date. The Borrower has delivered to Administrative Agent true and complete copies of each such Material Contract, as each may have been amended. The Material Contracts are in full force and effect in accordance with their respective terms, and except as set forth on Schedule 7.31, there exist no defaults in the performance of any obligation thereunder. Additionally, the Borrower is not aware of any event that with notice or lapse of time, or both, would constitute a default under any such Material Contracts.

ARTICLE VIII
AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 8.01.    Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent:

(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without (i) a “going concern” or like qualification or exception, (ii) any qualification or exception as to the scope of such audit or (iii) other than with respect to the audited financial statements for the fiscal year ended April 30, 2014, any qualification or exception with respect to the effectiveness of internal controls over financial reporting) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)    Certificate of Financial Officer -- Compliance. Concurrently with the delivery of each financial statement under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01.

(d)    Certificate of Financial Officer -- Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all subsidiaries that are not Consolidated Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

(e)    Certificate of Financial Officer - Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements between the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f)    Certificate of Insurer -- Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, all copies of the applicable policies.

(g)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than filings under Section 16 of the Exchange Act) filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

(h)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of the First Lien Loan Documents (including any borrowing notices and prepayment notices thereunder), any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i)    Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, (i) a list of all Persons purchasing Hydrocarbons from the Borrower or any Subsidiary and (ii) a certificate from a Responsible Officer certifying that in all material respects: (A) the information provided by the Borrower in connection with the Reserve Report and any other information delivered in connection therewith is true and correct and any projections based upon such information have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable, subject to uncertainties inherent in all projections, (B) the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report (other than those Properties (1) Disposed of in compliance with Section 9.12, (2) that constitute leases that have expired in accordance with their terms or (3) that have title defects disclosed in writing to the Administrative Agent (including through the provision of title information pursuant to Section 8.12(a)) and such Properties are free of all Liens except for Specified Liens, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (D) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as previously disclosed to the Administrative Agent or as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (E) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof, and (F) at least 50% of the projected Proved Developed Producing Reserves volume of natural gas for the next 12-month period are subject to marketing agreements listed pursuant to the foregoing clause (E), disclosed in a certificate previously delivered pursuant to this Section 8.01(i) or listed on Schedule 7.19 and (G) except as disclosed in such certificate, all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and demonstrate compliance with Section 8.14(a).

(j)    Notice of Sales of Oil and Gas Properties. In the event the Borrower or any Subsidiary intends to Dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.12, in either case having a fair market value or involving acquisition consideration greater than $1,000,000 (whether in one transaction or a series of transactions), prior written notice of such Disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.

(k)    Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(l)    Permitted Refinancing Debt. In the event the Borrower intends to refinance any Debt under the First Lien Loan Documents in accordance with the Intercreditor Agreement and Section 9.02(g), prompt written notice (and in any event within ten (10) days prior thereto) of such intended refinancing, the amount thereof and the anticipated date of closing and a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).

(m)    Information Regarding the Borrower and Guarantors. Prompt written notice (and in any event within ten (10) days prior thereto) of any change (i) in the Borrower or any Guarantor’s corporate name, (ii) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or corporate structure, organization identification number, or in the jurisdiction in which such Person is incorporated or formed, and (iv) in the Borrower or any Guarantor’s federal taxpayer identification number.

(n)    Production Report and Lease Operating Statements. (i) Within 60 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and (ii) within 30 days after the end of each month, a report setting forth, for each calendar month during the fiscal year to date, the volume of production and sales attributable to production on a well by well basis for each such calendar month from the Oil and Gas Properties in Alaska.

(o)    Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any Subsidiary.

(p)    Annual Operating Forecast and Budget. As soon as practicable and in any event within sixty (60) days after the end of each fiscal year and concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, an operating forecast and budget of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent, for the ensuing four (4) fiscal quarters.

(q)    Notices Relating to Acquisition. In the event that after the Effective Date: (i) the Borrower is required or elects to purchase any of the Acquisition Properties which had been excluded from, or return any of the Acquisition Properties which had been included in, the Acquisition Properties in accordance with the terms of the Acquisition Documents, (ii) the Borrower is required to honor any preferential purchase right in respect of any Acquisition Property which has not been waived, (iii) any matter being disputed in accordance with the terms of the Acquisition Documents is resolved, (iv) the Borrower and the seller(s) calculate and agree upon the “closing adjustment statement” or “post-closing adjustment statement” as contemplated by the Acquisition Documents, or (v) there is any material delay in the proposed acquisition of the Acquired Equity beyond July 31, 2014, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances. The Borrower shall give the Administrative Agent prompt written notice (but in any event within three (3) Business Days) of its receipt of confirmation that the Alaska Department of Natural Resources has approved the transfer of the Acquisition Properties (other than the Acquired Equity) to CIE pursuant to the Acquisition Documents.

(r)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, (i) any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA, (ii) regular production and operating updates, and (iii) the other certificates, inventory reports, statements or other reports required to be delivered pursuant to this Article VIII), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c)    any notice or occurrence of any “default” or “event of default” under the First Lien Loan Documents; and

(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth in reasonable details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03.    Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and (ii) maintain its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, sale or other Disposition permitted under Section 9.11.

Section 8.04.    Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Borrower or any Subsidiary.

Section 8.05.    Performance of Obligations under Loan Documents and Material Contracts. The Borrower will pay the Notes according to the terms thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified therein. The Borrower will comply in all material respects with the Material Contracts and all other contracts and agreements applicable to or relating to the Proved Reserves or the production and sale of Hydrocarbons and accompanying elements therefrom.

Section 8.06.    Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)    preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

(c)    promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its material Oil and Gas Properties.

(e)    to the extent the Borrower is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.06, but the failure of the operator to so comply will not constitute a Default or Event of Default hereunder.

Section 8.07.    Insurance.

(a)    The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Such insurance policy or policies shall name the Administrative Agent as an additional insured in respect of any such liability insurance policies and as loss payee with respect to any such Property loss insurance policies and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent. All such policies of insurance shall include a waiver of subrogation. Upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

(b)    If at any time any real property covered by a Mortgage on which a “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each of its Subsidiaries to, (i) obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time and (ii) provide evidence in form and substance satisfactory to the Administrative Agent of such flood insurance to the Administrative Agent.

Section 8.08.    Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender (coordinated through the Administrative Agent), upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower shall bear the cost of not more than one (1) such inspection and examination during any 12-month period unless a Default or Event of Default then exists, in which event the Borrower shall bear such cost.

Section 8.09.    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10.    Environmental Matters.

(a)    The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and (vi) implement, and shall cause each Subsidiary to implement, such procedures as may be necessary to assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)    The Borrower will promptly, but in no event later than five days of the occurrence thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $500,000, not fully covered by insurance, subject to normal deductibles.

(c)    The Borrower will, and will cause each Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with the Borrower’s and its Subsidiaries’ existing and hereafter acquired Oil and Gas Properties or other Properties.

(d)    To the extent the Borrower or a Subsidiary is not the operator of any Property, none of the Borrower and its Subsidiaries shall be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 8.10 which are performable only by such operators and are beyond the control of the Borrower or any of its Subsidiaries. Notwithstanding the above, the Borrower shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause the operator to comply with this Section 8.10.

Section 8.11.    Further Assurances.

(a)    The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)    The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property or other Property subject to the Security Instruments without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or other Property subject to the Security Instruments or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12.    Reserve Reports.

(a)    On or before July 1st and January 1st of each year, commencing July 1, 2014, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding May 1st and November 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared either (i) by one or more Approved Petroleum Engineers or (ii) in a form reasonably acceptable to the Administrative Agent, by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

(b)    The Borrower shall also deliver to the Administrative Agent any other Reserve Report delivered to the First Lien Administrative Agent under the First Lien Credit Agreement, together with all other reports, certificates and information provided to the First Lien Administrative Agent and/or the First Lien Lenders in connection with any Reserve Report.

(c)    With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a certificate from a Responsible Officer, in substantially the form of Exhibit H hereto or such other form as to which the Administrative Agent may agree, certifying to the matters set forth in Section 8.01(i)(ii).

Section 8.13.    Title Information.

(a)    On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.

(b)    If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days (or such later date as the Administrative Agent may agree in its sole discretion) of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Specified Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

Section 8.14.    Additional Collateral; Additional Guarantors.

(a)    In connection with each redetermination of the Borrowing Base or delivery of a Reserve Report hereunder, the Borrower shall review such Reserve Report and the list of current Mortgaged Properties (as described in Section 8.01(i)(F)) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.01(i), to the Administrative Agent as security for the Secured Obligations a first-priority Lien interest (provided that Specified Liens may exist) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent not less than the minimum set forth above. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)    In the event that the Borrower creates or acquires any Domestic Subsidiary, the Borrower shall promptly cause such Subsidiary to become a party to the Guarantee and Collateral Agreement. In connection therewith, the Borrower shall, or shall cause such Subsidiary to, (A) execute and deliver a supplement to each of the Guarantee and Collateral Agreement and the Intercreditor Agreement, (B) pledge all of the Equity Interests of such new Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof, to the Administrative Agent (or to the First Lien Administrative Agent (as bailee for the Administrative Agent)) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)    At any time during the continuation of an Event of Default, if required by the Administrative Agent, the Borrower shall, and shall cause each of its Subsidiaries to grant to the Administrative Agent a Lien to secure the Secured Obligations on all other Oil and Gas Properties, except those assets as to which the Administrative Agent shall determine in its reasonable discretion that the cost of obtaining a Lien or other security interest therein is excessive in relation to the value of the security to be afforded thereby.

(d)    The Borrower agrees that it will not, and will not permit any Subsidiary to, grant a Lien on any Property to secure the First Lien Secured Obligations without first (i) giving fifteen (15) days’ prior written notice to the Administrative Agent thereof and (ii) granting to the Administrative Agent to secure the Secured Obligations a second-priority, perfected Lien (subject to Specified Liens) on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent. In connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(e)    The Borrower will at all times cause the other material tangible and intangible assets of the Borrower and each Subsidiary to be subject to a Lien of the Security Instruments.

Section 8.15.    ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent immediately upon becoming aware of the occurrence of any non-exempt “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Borrower, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 8.16.    Post-Closing Covenants.

(a)    On or prior to the date that is 60 days after the Effective Date (or such later date that is approved by the Administrative Agent in its sole discretion), the Borrower and the other Loan Parties shall enter into and deliver to the Administrative Agent a Deposit Account Control Agreement with each bank at which any Loan Party maintains any Collections Account, which agreement shall provide for a perfected Lien in such Collections Account in favor of the Administrative Agent for the benefit of the Secured Parties (subject in priority only to (i) Liens described in clause (e) of the definition of “Excepted Liens” and (ii) Liens permitted by Section 9.03(e)). Subject to the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, (x) cause all proceeds from the sales of Hydrocarbons by the Loan Parties to be deposited into a Collections Account that is subject to a Deposit Account Control Agreement, and (y) direct the State of Alaska to make any payment in respect of any tax credit certificate, or right or interest therein, or any right to or interest in any payment from the Oil and Gas Tax Credit Fund, held by such Person by virtue of Alaska’s Oil & Gas Production Tax Credit program, directly to an account of the Borrower or such Subsidiary that is subject to a Deposit Account Control Agreement.

(b)    On or prior to the date that is 30 days after the Effective Date (or such later date that is approved by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (i) lien searches with respect to the Aircraft as of a recent date and (ii) evidence that the Administrative Agent has a first-priority perfected Lien (subject only to Specified Liens) in the Aircraft that secures the Secured Obligations.

(c)    On or prior to the date that is 30 days after the Effective Date (or such later date that is approved by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent (i) ALTA mortgagee title insurance policies subject only to encumbrances acceptable to the Administrative Agent and issued by one or more title companies designated by the Administrative Agent (each, a “Title Policy”) with respect to the Loan Parties’ Kustatan production facilities, in amounts not less than the fair market value of such production facilities, together with a title report issued by a title company with respect thereto and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Administrative Agent (such Title Policies to be in a form insuring the applicable Mortgage as a first-priority Lien, encumbering the applicable portion of the Kustatan production facilities, subject to no Liens or encumbrances other than Specified Liens); (ii) evidence reasonably satisfactory to the Administrative Agent that the Loan Parties have paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such production facilities in the appropriate real estate records; and (iii) all consents and other requirements necessary for the Loan Parties to comply with the provisions set forth in this Section 8.16(c).

(d)    The Borrower shall, and to the extent applicable, cause each of the other Loan Parties to, deliver to the Administrative Agent, on or before the applicable date set forth in therein (or such later date that is approved by the Administrative Agent in its sole discretion), all items required by Schedule 8.16 in form and substance reasonably satisfactory to the Administrative Agent.

(e)    On or prior to the date that is 30 days after the Amendment No. 1 Effective Date (or such later date that is approved by the Administrative Agent in its sole discretion), the Borrower and the other Loan Parties, as applicable, shall have novated or assigned all Swap Agreements (including, for the avoidance of doubt, the BP Swap Agreement and the Cargill Swap Agreement) in effect as of the Amendment No. 1 Effective Date to a First Lien Lender or an Affiliate of a First Lien Lender.

Section 8.17.    Hedging Maintenance.

(a)    The Loan Parties shall maintain in effect at all times on a continuous basis one or more Swap Agreements satisfactory to Administrative Agent with respect to their oil production with an Approved Counterparty, which Swap Agreements taken together shall at all times cover not less than 80% of the reasonably anticipated projected production from Proved Developed Producing Reserves during a rolling 24-month period.

(b)    The Loan Parties shall use such Swap Agreements solely as a part of their normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Loan Parties’ oil and gas operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

(c)    The Borrower shall notify the Administrative Agent immediately upon becoming aware (in any event not later than the close of business on the same Business Day) that the production of Hydrocarbons by any Loan Party could reasonably be expected to be insufficient to meet its obligations under any Swap Agreements.

Section 8.18.    Board Observation Rights. So long as Apollo or any of its Affiliates holds at least $25,000,000 of the outstanding Loans and/or Commitments, Apollo shall have the right to designate one individual (the “Observer”) to attend all meetings of the Borrower’s Board of Directors (and any committees thereof) in a non-voting observer capacity. The Observer shall be entitled to receive all notices of meetings, reports, presentations and materials as if the Observer were a member of the Board. The Borrower shall reimburse the Observer for all reasonable travel and other out-of-pocket expenses incurred in connection with meetings of its Board of Directors and committees thereof in a manner consistent with its reimbursement policies for members of its Board of Directors. The Borrower will hold regular and customary meetings of its Board of Directors. Apollo may, in its sole discretion, transfer its right to designate an Observer pursuant to this Section 8.18 to any Eligible Assignee that assumes any of Apollo’s or its Affiliates’ rights and obligations hereunder in accordance with Section 12.04 so long as such Eligible Assignee or any of its Affiliates holds at least $25,000,000 of the outstanding Loans and/or Commitments.

Section 8.19.    Appraisal. On or before each anniversary of the Effective Date thereafter, or such earlier date as the Administrative Agent shall reasonably request, the Borrower shall provide to Administrative Agent an updated appraisal of all hard assets of the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent, from Hadco International Inc. or another appraiser selected by the Borrower and reasonably acceptable to the Administrative Agent.

ARTICLE IX
NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 9.01.    Financial Covenants.

(a)    Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter set forth below, permit its Leverage Ratio to be greater than:

Date	Ratio
Fiscal quarter ending July 31, 2014	4.00 to 1.00
Fiscal quarter ending October 31, 2014	3.75 to 1.00
Fiscal quarter ending January 31, 2015 and the last day of each fiscal quarter ending thereafter	3.50 to 1.00

(b)    Interest Coverage Ratio. The Borrower will not permit, (i) as of the last day of the fiscal quarter ending July 31, 2014, its Interest Coverage Ratio to be less than 2.25 to 1.0 or (ii) as of the last day of any fiscal quarter, commencing with the fiscal quarter ending October 31, 2014, its Interest Coverage Ratio to be less than 2.5 to 1.0.

(c)    Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending July 31, 2014, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under ASC 815 and current plugging and abandonment restricted cash) to (ii) consolidated current liabilities (excluding non-cash obligations under ASC 815, current liabilities for plugging and abandonment expense and current maturities under this Agreement) to be less than 1.0 to 1.0.

(d)    Minimum Gross Production. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending July 31, 2014, the daily average of gross production of Hydrocarbons (calculated at the wellhead on a barrel of oil equivalent basis, where 10 Mcf of natural gas is equal to one barrel of oil) from the Loan Parties’ Oil and Gas Properties constituting Mortgaged Property during each such fiscal quarter, to be less than 2,500.

(e)    Asset Coverage Ratio. The Borrower will not permit, as of any Asset Coverage Test Date, the ratio of (a) the NYMEX Value of the total Proved Developed Reserves of the Loan Parties as shown on the most recently delivered Reserve Report, to (b) Total Debt, to be less than 1.10 to 1.00.

For purposes of this Section 9.01(e) only, “Proved Developed Reserves” shall be determined in accordance with SEC guidelines, with the following exceptions: (i) commodity prices shall be forecast according to a “Strip Price,” adjusted for any basis differential and any existing commodity hedges for forecasting oil and gas prices; (ii) current operating expenses will be held constant; and (iii) such expenses must include an accurate estimate of net abandonment costs. As used herein, “Strip Price” shall mean the equivalent futures price as quoted by the NYMEX for three years and held constant thereafter.

(f)    Minimum Liquidity. From and after the Amendment No. 1 Effective Date, the Borrower shall at all times maintain Liquidity equal to or greater than $5,000,000.

Section 9.02.    Debt. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, incur, create, assume or suffer to exist any Debt, except:

(a)    the Notes and other Secured Obligations and any Permitted Refinancing Debt in respect thereof.

(b)    Debt of the Borrower and its Subsidiaries existing on the date hereof that is set forth on Schedule 9.02, and any Permitted Refinancing Debt in respect thereof.

(c)    Purchase money Debt and Debt under Capital Leases not to exceed $5,000,000 in the aggregate at any time outstanding.

(d)    Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties in an aggregate amount not to exceed $10,000,000 at any time outstanding.

(e)    intercompany Debt among the Loan Parties to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or a Guarantor, and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Guarantee and Collateral Agreement.

(f)    endorsements of negotiable instruments for collection in the ordinary course of business.

(g)    so long as the Intercreditor Agreement has been duly executed by the parties thereto and delivered to the Administrative Agent, Debt under the First Lien Credit Agreement, the original principal amount of which does not exceed $100,000,000 in the aggregate, and under any guaranties thereof at any time outstanding, and any refinancing thereof permitted by the Intercreditor Agreement in an aggregate principal amount not to exceed $100,000,000; provided, however, that immediately before and after giving pro forma effect to each borrowing of First Lien Loans or making of any other credit extension thereunder (including without limitation any issuance of a letter of credit thereunder), the aggregate amount of Debt that has been funded thereunder (including without limitation, the face amount of any letters of credit issued thereunder), shall not exceed the least of (i) 30% of the NYMEX Value of the total Proved Reserves of the Loan Parties as shown on the most recently delivered Reserve Report (as adjusted to give effect to Dispositions, individually or in the aggregate, of 5.00% or more of Proved Reserves of the Loan Parties as shown on the most recently delivered Reserve Report) delivered prior to the date such Debt was incurred, (ii) the Borrowing Base as in effect on the date such Debt was incurred and (iii) $100,000,000.

(h)    insurance premiums incurred in the ordinary course of business and consistent with past practices if the amount financed does not exceed the premium payable for the current policy period.

(i)    Debt arising under Cash Management Agreements with any financial institution in which the Borrower or any of its Subsidiaries maintains a deposit account.

(j)    Debt existing on the date hereof under the Restructuring Agreement.

(k)    Debt constituting the deferred purchase price payable in connection with the Gunsight Acquisition in accordance with the Gunsight Acquisition Agreement, in an aggregate principal amount not to exceed $950,000.

(l)    Debt constituting the deferred purchase price payable in connection with the Savant Acquisition in accordance with the Savant Acquisition Agreement, in an aggregate principal amount not to exceed $9,000,000, as such amount may be reduced in accordance with the Savant Acquisition Agreement.

(m)    other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding.

Section 9.03.    Liens. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)    Liens securing the payment and/or performance of any Secured Obligations.

(b)    Excepted Liens.

(c)    Liens securing purchase money Debt and Capital Leases permitted by Section 9.02(c) but only on the Property, improvements, accessions and proceeds thereof financed by such Debt or under such Capital Lease; provided that such Liens are created within 180 days of construction, acquisition or lease of such Property.

(d)    Liens on Property not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(d) shall not exceed $1,000,000 at any time.

(e)    Liens on Property securing the First Lien Secured Obligations to the extent permitted under the Intercreditor Agreement; provided, however, that both before and after giving effect to the incurrence of any such Lien, the Borrower is in compliance with Section 8.14(d).

(f)    Liens on Property not constituting collateral for the Secured Obligations and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(f) shall not exceed $5,000,000 in the aggregate at any time outstanding.

(g)    the Lien on the property acquired by the Borrower pursuant to the Gunsight Acquisition Agreement securing the loan of approximately $425,000 made to Gunsight Holdings LLC; provided that such Lien is released promptly following the payment in full by the Borrower of the purchase price therefor as set forth in the Gunsight Acquisition Agreement.

Section 9.04.    Dividends, Distributions and Redemptions.

(a)    Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009 Partnership to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries or Miller 2009 Partnership may declare and pay dividends ratably with respect to their Equity Interests to the Borrower or any other Loan Party, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) payments of the Series B Preferred Dividend, the Series C Preferred Dividend and the Series D Preferred Dividend so long as immediately prior to and after giving effect to each such payment, (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower is in pro forma compliance with Section 9.01 and (C) the amount of the First Lien Loans that are then available for borrowing is equal to or greater than $5,000,000 and (v) the Borrower may implement a discretionary Equity Interest repurchase plan on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders; provided that (A) all expenditures or payments under such repurchase plan are made solely with Management Option Proceeds and (B) immediately prior to and after giving effect to any expenditure or payment under such repurchase plan (1) Liquidity is equal to or greater than the higher of $20,000,000 and 20% of the Borrowing Base in effect at such time, and (2) no Default or Event of Default shall have occurred and be continuing.

(b)    Redemption of Subordinated Debt. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, before the date that is 91 days after the Maturity Date, call, make or offer to make any optional or voluntary prepayment or redemption of or otherwise optionally or voluntarily redeem or prepay (in whole or in part) any Debt that is subordinated to the Secured Obligations; provided that the Borrower may redeem or prepay any such Debt with the proceeds of any Permitted Refinancing Debt in respect thereof.

Section 9.05.    Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)    Investments reflected in Schedule 9.05.

(b)    accounts receivable arising in the ordinary course of business.

(c)    direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)    commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, (i) any Lender or First Lien Lender or (ii) any office located in the United States of America of any other bank or trust company which is organized under the laws of the United States of America or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f)    Investments in money market or other mutual funds substantially all of whose assets are described in Section 9.05(c), Section 9.05(d) and Section 9.05(e).

(g)    Investments (i) made by the Borrower in or to the Guarantors and (ii) made by any Guarantor in or to the Borrower or any Guarantor.

(h)    Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business, and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed $5,000,000 in the aggregate at any time outstanding.

(i)    loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of its Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes-Oxley Act of 2002, but in any event not to exceed $1,000,000 in the aggregate outstanding at any time.

(j)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries.

(k)    guarantees by the Borrower or any Guarantor of Debt permitted by Section 9.02.

(l)    Investments arising from the endorsement of financial instruments in the ordinary course of business.

(m)    Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 9.12.

(n)    the acquisition of Oil and Gas Properties and related oilfield equipment located thereon from Persons other than Affiliates of the Borrower or its Subsidiaries so long as:

(i)    at the time of and after giving effect to such acquisition, no Default or Event of Default exists or could reasonably be expected to result from such acquisition;

(ii)    the Borrower and its Subsidiaries shall have complied with all of the requirements of Section 8.14 with respect thereto;

(iii)    the Borrower is in compliance with Section 9.01(d) for the most recently ended fiscal quarter; and

(iv)    after giving effect to such acquisition, the Borrower is in pro forma compliance with each of the covenants set forth in Section 9.01(a), (b), (c) and (e).

(o)    Investments in certificates of deposit less than $100,000, provided that such certificate of deposit is insured.

(p)    consummation of the Acquisition on the Effective Date and the acquisition of the Acquired Equity after the Effective Date, in each case, in accordance with the Acquisition Agreement.

(q)    consummation of the Savant Acquisition in accordance with the Savant Acquisition Agreement.

(r)    other Investments not to exceed $4,000,000 in the aggregate at any time outstanding.

Section 9.06.    Nature of Business; International Operations. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America.

Section 9.07.    Limitation on Leases. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases, leases of Hydrocarbon Interests and leases of drilling rigs, vessels, and other equipment used in operating the Oil and Gas Properties), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $2,000,000 in the aggregate in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08.    Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 9.09.    ERISA Compliance. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, at any time:

(a)    engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code that could reasonably be expected to result in liability to the Borrower or any of its Subsidiaries in excess of $100,000 individually or in the aggregate.

(b)    fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto that could reasonably be expected to result in liability to the Borrower or any of its Subsidiaries in excess of $100,000 individually or in the aggregate.

(c)    except as could not be reasonably expected to have a Material Adverse Effect, contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.10.    Sale or Discount of Receivables; Alaska Oil & Gas Production Tax Credits.

(a)    Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

(b)    Notwithstanding anything to the contrary contained herein or in the other Loan Documents, in no event shall the Borrower or any of its Subsidiaries sell, transfer, discount or otherwise Dispose of any tax credit certificate, or right or interest therein, or any right to or interest in any Tax Credit Certificate Payment, or any receivable obtained by the Borrower or any Subsidiary in connection therewith except pursuant to an application for cash purchase under the fund established under AS 43.55.028, the proceeds of which have been directed to be paid directly to an account of the Borrower or a Subsidiary that is subject to a Deposit Account Control Agreement.

Section 9.11.    Mergers, Etc. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that:

(a)    any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any other Subsidiary that is a Domestic Subsidiary (provided that if one of such Subsidiaries is a Wholly-Owned Subsidiary or Guarantor, then the surviving Person shall be a Wholly-Owned Subsidiary or Guarantor, as the case may be);

(b)    the Loan Parties may make Dispositions permitted by Section 9.12(b); and

(c)    the Loan Parties may consummate the Savant Acquisition in accordance with the Savant Acquisition Agreement.

Section 9.12.    Dispositions of Properties. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, Dispose of any Property or any interest therein (including within such prohibition transfers and Dispositions of overriding royalty interests, production payments, net profits interests and any other interests payable out of or measured by production or the proceeds of production) or any Subsidiary owning any such Oil and Gas Property, other than:

(a)     (i) sales of Hydrocarbons in the ordinary course of business; (ii) sales of equipment (other than the Aircraft) that is (x) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business; (y) no longer necessary for the business of the Borrower or any Subsidiary; and (z) contemporaneously replaced by equipment of at least comparable use and value and (iii) the exchange of equipment (other than the Aircraft) for other equipment of at least comparable value in the ordinary course of business;

(b)    Dispositions of assets by any Loan Party or the Miller 2009 Partnership to any other Loan Party (other than any Disposition by Borrower or CIE in one transaction or a series of transactions of all or substantially all of its respective assets); provided that, with respect to any such Disposition that consists of Oil and Gas Properties or activities related to Oil and Gas Properties, the following conditions must be satisfied: (i) no Default or Event of Default has occurred and is continuing, (ii) such Disposition shall not adversely affect the Liens of the Administrative Agent or any Secured Party granted under any Loan Document and (iii) the Administrative Agent shall have given its prior written consent to such Disposition (not to be unreasonably withheld, conditioned or delayed);

(c)    Dispositions to any Miller Drilling Fund of any Oil and Gas Properties (including pursuant to the sale of not less than 100% of the Equity Interests of any Subsidiary) on which no Proved Reserves are located, so long as (i) such Dispositions do not exceed, individually or in the aggregate, $5,000,000 and (ii) any non-cash consideration received by any Loan Party in connection with such Disposition shall be pledged by such Loan Party to Administrative Agent for the benefit of the Secured Parties as security for the Secured Obligations; provided that, the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer of the Borrower certifying that (A) no Default or Event of Default is existing or would result therefrom, (B) the consideration received from any such Disposition is at least equal to the fair market value of the Oil and Gas Properties subject to such Disposition, as reasonably determined in good faith by the board of directors (or equivalent governing body) of such Loan Party, and (C) the Borrower is in compliance with Section 9.01 after giving effect to such Disposition of Oil and Gas Properties;

(d)    Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto;

(e)    a Disposition of the Aircraft so long as (i) the Net Cash Proceeds received from such Disposition have been or immediately shall be paid to Administrative Agent for application in accordance with Section 3.04(c)(i) by wire transfer of immediately available funds to the Administrative Agent, and (ii) the consideration received from such Disposition consists of cash and is at least equal to the fair market value of the Aircraft, as reasonably determined in good faith by the board of directors of the Borrower (and upon any Disposition of the Aircraft in accordance with this sentence, the Administrative Agent agrees to, at the sole cost and expense of the Borrower, release its Lien upon the Aircraft in connection with such Disposition);

(f)    Dispositions of Tennessee Oil and Gas Properties;

(g)    the CIE Pipeline Asset Disposition;

(h)    Dispositions of Cash Equivalents and Investments permitted by Section 9.05(j) and Section 9.05(o); and

(i)    other Dispositions of Properties not regulated by Section 9.12(a) to (h) having a fair market value not to exceed $4,000,000 during any 12-month period;

provided, that, notwithstanding the foregoing, it shall be a condition to any Disposition of Oil and Gas Properties pursuant to this Section 9.12 that (a) the Borrower is in compliance with Section 9.01 immediately before and after giving effect to such Disposition of Oil and Gas Properties, (b) the consideration received from any such Disposition is at least equal to the fair market value of the Oil and Gas Properties subject to such Disposition, as reasonably determined in good faith by the board of directors (or equivalent governing body) of such Loan Party, and (c) 100% of the consideration for such Oil and Gas Properties shall be cash or Cash Equivalents.

Section 9.13.    Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate; provided, however, that the foregoing restrictions will not apply to (a) transactions that are not otherwise prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries, (c) reasonable and customary indemnification, benefit, compensation and other employment arrangements and agreements for directors, officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business, (d) transactions permitted by Section 9.04(a), (e) transactions between or among Loan Parties and (f) transactions set forth on Schedule 9.13.

Section 9.14.    Subsidiaries; Equity Interests. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b). The Borrower shall not, and shall not permit any Subsidiary to (a) Dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12 or (b) issue any Equity Interest in any Subsidiary unless such Equity Interest is subject to the Lien of the Administrative Agent pursuant to the Security Instruments. None of the Borrower, any Subsidiary or Miller 2009 Partnership shall have any Foreign Subsidiaries.

Section 9.15.    Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (or which requires the consent of or notice to other Persons in connection therewith) (a) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Secured Parties, (b) any Subsidiary or Miller 2009 Partnership from paying dividends or making distributions to the Borrower or any Guarantor, or (c) any Subsidiary from guaranteeing Debt of the Borrower or any other Loan Party; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (i) this Agreement, the Security Instruments or the First Lien Loan Documents, (ii) Liens permitted by Section 9.03(c) (but only to the extent related to the Property on which such Liens were created), or (iii) any restriction with respect to the Borrower or a Subsidiary or Miller 2009 Partnership imposed pursuant to an agreement entered into for the direct or indirect sale or Disposition of the Property of the Borrower or such Subsidiary or Miller 2009 Partnership or all or substantially all the equity of a Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or Disposition, in each case, to the extent Disposition is permitted hereby and such restriction applies only to the Property that is the subject of such Disposition.

Section 9.16.    Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed $500,000 in the aggregate.

Section 9.17.    Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than the Swap Agreements listed on Schedule 9.17 and (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) except with respect to basis differential swaps on volumes already hedged pursuant to other Swap Agreements, the notional volumes for which (when aggregated with other such commodity Swap Agreements then in effect) do not exceed, as of the date such Swap Agreement is executed, (A)(1) for the period 1 to 24 months after such date of execution, 90% of the reasonably anticipated projected production from Proved Developed Producing Reserves for each month during the period during which such Swap Agreement is in effect for crude oil, (2) for the 25th month after such date of execution, 80% of the reasonably anticipated projected production from Proved Developed Producing Reserves for such month for crude oil and (3) for the period 26 to 36 months after such date of execution, 75% of the reasonably anticipated projected production from Proved Developed Producing Reserves for each month during the period during which such Swap Agreement is in effect for crude oil and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate; provided that all such Swap Agreements described in the foregoing clauses (a) and (b) shall be on commercially reasonable terms and entered into on an arm’s length basis. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures. The Borrower will not permit Miller 2009 Partnership to enter into any Swap Agreements.

Section 9.18.    Acquisition Documents, Organizational Documents & First Lien Loan Documents.

(a)    The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009 Partnership to, amend, modify or supplement any of the Acquisition Documents, the Savant Acquisition Agreement or the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person, in each case, if the effect thereof could reasonably be expected to be adverse to the Lenders (and provided that the Borrower promptly furnishes to the Administrative Agent a copy of such amendment, modification or supplement).

(b)    The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009 Partnership to, amend, modify or supplement the Gunsight Acquisition Agreement without the prior written consent of the Administrative Agent.

(c)    The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009 Partnership to, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the First Lien Loan Documents if such amendment, modification, waiver or other change would violate the Intercreditor Agreement.

Section 9.19.    Fiscal Year; Accounting Practices. The Borrower shall not, and shall not permit any other Loan Party to, change its fiscal year-end or any material accounting practice without giving 30 days prior written notice thereof to the Administrative Agent.

Section 9.20    Preferred Equity Interests.

(a)    The Borrower shall not redeem any of the Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock prior to the date that is 30 days after the Termination Date. The foregoing covenant shall survive the termination of the Loan Documents and repayment of the Secured Obligations.

(b)    The Borrower shall not amend or otherwise modify the terms or conditions of the Series B Preferred Stock, the Series C Preferred Stock, or the Series D Preferred Stock (including without limitation the Series B Preferred Dividend, the Series C Preferred Dividend, or the Series D Preferred Dividend).

(c)    The Borrower will not issue or designate any series or class of Equity Interest that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Borrower, over common Equity Interests of the Borrower, other than the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock, in each case as are issued and outstanding on the Amendment No. 1 Effective Date; provided that, the Borrower may issue additional preferred Equity Interests so long as (i) the aggregate par value of all such preferred Equity Interests issued after the Amendment No. 1 Effective Date shall not exceed $15,000,000 and (ii) the terms and conditions of any such preferred Equity Interest are no more onerous to the Borrower than those contained in either the Series C Preferred Stock or the Series D Preferred Stock.

Section 9.21.    Marketing Activities. The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009 Partnership to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, and (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries or Miller 2009 Partnership that the Borrower or one of its Subsidiaries or Miller 2009 Partnership has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business; provided that in each case, except for contracts listed on Schedule 7.19 on the Effective Date, no such contracts shall pertain to the sale of Hydrocarbon production at a fixed price.

Section 9.22.    Press Release and Related Matters. No Loan Party shall, and no Loan Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Loan Party) using the name, logo or otherwise referring to Apollo or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Apollo is party without the prior consent of Apollo except to the extent required to do so under applicable Governmental Requirements and then, except with respect to securities laws, only after consulting with Apollo prior thereto.

Section 9.23.    Consolidated G&A Expenses. The Borrower shall not permit Consolidated G&A Expenses to exceed $6,250,000 in any fiscal quarter.

Section 9.24.    New Well Capital Expenditures. If at any time the Administrative Agent either receives or gives any notice pursuant to Section 5.09 of the Intercreditor Agreement, neither the Borrower nor any other Loan Party shall make any New Well Capital Expenditure without the prior written consent of each of the Administrative Agent and the First Lien Administrative Agent (each acting in accordance with the Loan Documents or the First Lien Loan Documents, as applicable).

ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01.    Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (unless such representation or warranty was already qualified by materiality, in which case such representation or warranty shall simply prove to have been incorrect).

(d)    the Borrower, any Subsidiary or Miller 2009 Partnership shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Section 8.01(m), Section 8.02, Section 8.03, Section 8.07, Section 8.13(b), Section 8.14, Section 8.16 or in Article IX.

(e)    the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default.

(f)    the Borrower, any Subsidiary or Miller 2009 Partnership shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower, any Subsidiary or Miller 2009 Partnership to make an offer in respect thereof; provided that this clause (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt and permitted hereby.

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Subsidiary or Miller 2009 Partnership or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or Miller 2009 Partnership or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)    the Borrower, any Subsidiary or Miller 2009 Partnership shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary or Miller 2009 Partnership or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)    the Borrower, any Subsidiary or Miller 2009 Partnership shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding), shall be rendered against the Borrower, any Subsidiary or Miller 2009 Partnership or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, any Subsidiary or Miller 2009 Partnership to enforce any such judgment.

(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower, any Subsidiary or Miller 2009 Partnership or any of their Affiliates shall so state in writing.

(m)    the Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any Loan Party or any holder of Debt under the First Lien Loan Documents or shall be repudiated in writing by any such Person.

(n)    (i) any Loan Party shall make any payment, whether in principal, interest, premiums or fees, that is not allowed under the terms of the Intercreditor Agreement, or (ii) any Loan Party amends, supplements or otherwise modifies the First Lien Credit Agreement or any other First Lien Loan Document that is not allowed under, or otherwise violates or breaches, the provisions of the Intercreditor Agreement.

(o)    an ERISA Event occurs which results in, or could reasonably be expected to result in, a liability of the Borrower, any Subsidiary or the Miller 2009 Partnership in an amount in excess of $100,000.

(p)    The Borrower or any ERISA Affiliate as employer under a Plan makes a complete or partial withdrawal from such Plan and such withdrawing employer incurs, or could reasonably be expected to incur, a withdrawal liability in an annual amount in excess of $100,000.

(q)    If (i) David Voyticky ceases to be President of the Borrower, or David Hall ceases to be Chief Executive Officer of CIE, or Scott Boruff ceases to be Chief Executive Officer of the Borrower or (ii) either David Voyticky or Scott Boruff otherwise ceases to be substantially involved in the daily operations of the Borrower or David Hall otherwise ceases to be substantially involved in the daily operations of CIE.

(r)    If the Borrower is delisted from the New York Stock Exchange, without giving effect to any pending appeals.

(s)    A Change in Control shall occur.

Section 10.02.    Remedies.

(a)    In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be immediately due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be immediately due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the Make-Whole Premium or any applicable Prepayment Premium), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the Make-Whole Premium or any applicable Prepayment Premium), shall automatically and immediately become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)    All proceeds realized from the liquidation or other Disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied (subject in all cases to the Intercreditor Agreement):

(i)    first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)    second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)    third, pro rata to payment of accrued interest on the Loans;

(iv)    fourth, pro rata to payment of principal outstanding on the Loans;

(v)    fifth, pro rata to payment of the Make-Whole Premium or any Prepayment Premium then due and owing;

(vi)    sixth, pro rata to any other Secured Obligations; and

(vii)    seventh, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI
THE AGENTS

Section 11.01.    Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02.    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 11.03.    Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05.    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06.    Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07.    Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08.    No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Bracewell & Giuliani LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10.    Authority of Administrative Agent to Release Collateral and Liens. Each Lender hereby authorizes the Administrative Agent to release (a) any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and (b) all collateral on the Termination Date. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with (x) any Disposition of Property to the extent such Disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents and (y) the release of all collateral on the Termination Date.

Section 11.11.    The Arranger. The Arranger shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its capacity as a Lender hereunder.

ARTICLE XII
MISCELLANEOUS
Section 12.01.    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)    if to the Borrower, to it at:
MILLER ENERGY RESOURCES, INC.
9721 Cogdill Road, Ste. 302,
Knoxville, Tennessee 37932
Attn: Scott M. Boruff, CEO
Fax No.: (865) 691-8209

with copies to:     MILLER ENERGY RESOURCES, INC.
9721 Cogdill Road, Ste. 302,
Knoxville, Tennessee 37932
Attn: Kurt Yost, General Counsel

Fax No.: (865) 691-8209

(ii)    if to the Administrative Agent, to it at:
APOLLO INVESTMENT CORPORATION
9 West 57th Street, 37th Floor
New York, New York 10019
Attention: Dan Vogel
Phone: (212) 822-0740
Email: dvogel@apolloic.com
Fax: (646) 417-6678

with copies to:        Dewey J. Gonsoulin, Jr.
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2781
Phone: (713) 221-1110
Email: dewey.gonsoulin@bgllp.com
Fax: (713) 221-2121
and
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02.    Waivers; Amendments.

(a)    No failure on the part of the Administrative Agent, any other Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)    Neither this Agreement nor any provision hereof nor any Loan Document (other than the Fee Letter) nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date or the Termination Date without the written consent of each Lender directly affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend Section 3.04(c), Section 6.01 or Section 10.02(c) without the written consent of each Lender directly affected thereby, (vi) release any Guarantor (except as expressly set forth in the Loan Documents), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a) to less than 80%, without the written consent of each Lender, (vii) change any of the provisions of this Section 12.02(b) or the definition “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender, or (viii) contractually subordinate the payment of all the Secured Obligations to any other Debt or, except as set forth in the Intercreditor Agreement, contractually subordinate the priority of any of the Administrative Agent’s Liens to the Liens securing any other Debt, in each case, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any other Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such other Agent, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 12.03.    Expenses, Indemnity; Damage Waiver.

(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable and documented fees, charges and disbursements of Bracewell & Giuliani LLP, counsel for the Administrative Agent (and as required by a firm of local counsel in each appropriate jurisdiction and in the case of an actual or potential conflict of interest, one additional firm of counsel to the affected Lenders) and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs and expenses incurred by any Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT FOR DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT

FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR RELATE TO TAXES SUBJECT TO INDEMNIFICATION UNDER SECTION 5.03.

(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or the Arranger under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent or the Arranger, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or the Arranger in its capacity as such.

(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)    All amounts due under this Section 12.03 shall be payable not later than 10 Business Days after written demand therefor.

Section 12.04.    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i)    Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)
the Borrower, provided that no consent of the Borrower shall be required if (1) an Event of Default has occurred and is continuing or (2) at any other time, such assignment is to a Lender, an Affiliate of a Lender or a Related Fund; and

(B)
the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)    Assignments shall be subject to the following additional conditions:

(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $3,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)	each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)	the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000; and

(D)	the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(vi)    Notwithstanding the foregoing or anything to the contrary contained herein, each Lender agrees to give the Borrower seven (7) Business Days’ prior written notice (a “Notice of Assignment”) prior to assigning (other than (A) any assignment required pursuant to Section 5.04(b) or (B) any assignment to another Lender or any Affiliate thereof or any Related Fund) any of its Loans, Secured Obligations or Commitments (or any combination thereof) (the “Subject Interests”) hereunder and of the proposed purchase price therefor (the “Purchase Price”). Upon receipt of any Notice of Assignment, the Borrower may elect to purchase the Subject Interests at the Purchase Price, so long as the Borrower gives written notice of such election to the assigning Lender within seven (7) Business Days after the Borrower’s receipt of such Notice of Assignment. If the Borrower does not make an election to purchase the Subject Interests within such seven (7) Business Day period or the Borrower expressly declines to do so, then such Lender shall be entitled to assign the Subject Interests within thirty (30) days after the expiration of such seven (7) Business Day period or the date on which the Borrower declines to purchase the Subject Interests, so long as the consideration received for such assignment is equal to or greater than the Purchase Price. Any Loans, Secured Obligations or Commitments acquired by the Borrower pursuant hereto shall be retired and cancelled promptly upon the acquisition thereof (and in no event shall the Borrower be deemed to be a Lender hereunder). Any such acquisition of Loans, Secured Obligations or Commitments hereunder by the Borrower shall be made pursuant to documentation in form and substance reasonably satisfactory to the Borrower, the assigning Lender and the Administrative Agent.

(c)     (i)    Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Person, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) the selling Lender shall maintain the Participant Register. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the

United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)    A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender (it being understood the documentation required under Section 5.03(e) shall be provided only to the selling Lender).

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.05.    Survival; Revival; Reinstatement.

(a)    All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)    To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06.    Counterparts; Integration; Effectiveness.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07.    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION). NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11.    Confidentiality. Each of the Administrative Agent and the Lenders (severally and not jointly) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential), (b) to the extent requested by any regulatory authority having authority over the Administrative Agent or any Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that such Person agrees to be bound by the provisions of this Section 12.11) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations (provided that such Person agrees to be bound by the provisions of this Section 12.11), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, including any Information obtained by the Observer, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12.    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13.    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14.    Reserved.

Section 12.15.    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16.    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 12.17.    Alaska Statutes. The Loan Parties are personally obligated and fully liable for the amount due under this Agreement. The Administrative Agent has the right to sue on this Agreement and the other Loan Documents and obtain a personal judgment against each Loan Party for satisfaction of the amount due under this Agreement and the other Loan Documents either before or after a judicial foreclosure of any Mortgage under AS 09.45.170 - 09.45.220.

Section 12.18.    Intercreditor Agreement. The Administrative Agent is hereby authorized on behalf of the Lenders to enter into the Intercreditor Agreement as needed to effectuate the transactions permitted by this Agreement and the Lenders hereby agree that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such Intercreditor Agreement. Each Lender acknowledges and agrees to the terms of such Intercreditor Agreement and agrees that the terms thereof shall be binding on such Secured Party and its successors and assigns, as if it were a party thereto. Without limiting the provisions of Sections 11.02 and 12.03, each Lender hereby consents to the Administrative Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, or any such successor, arising from the role of the Administrative Agent or such successor under the Loan Documents or such Intercreditor Agreement so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction).

Section 12.19.    Amendment and Restatement. This Agreement represents an amendment and restatement of the Existing Credit Agreement. Any indebtedness under the Existing Credit Agreement continues, without duplication, under this Agreement, and the execution of this Agreement does not indicate a payment, satisfaction, novation or discharge thereof.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
BORROWER:                    MILLER ENERGY RESOURCES, INC.

By: ____________________________________
Name:
Title:

ADMINISTRATIVE AGENT:	APOLLO INVESTMENT CORPORATION, as Administrative Agent for the Lenders
By: Apollo Investment Management, L.P.
By: ACC Management, LLC, as its General Partner

By: ____________________________________
Name:
Title:

LENDER:	APOLLO INVESTMENT CORPORATION, as a Lender
By: Apollo Investment Management, L.P.
By: ACC Management, LLC, as its General Partner

By: ____________________________________
Name:
Title:

LENDER:	[•]

By:     ____________________________________
Name:
Title:

Annex I
ANNEX I
LIST OF COMMITMENTS

Name of Lender	Applicable Percentage	Commitment
Apollo Investment Corporation	50.0%	$87,500,000.00
Highbridge Principal Strategies - Specialty Loan Fund III, L.P.	10.68%	$18,682,125.00
Highbridge Specialty Loan Sector A Investment Fund, L.P.	23.37%	$40,889,625.00
Highbridge Specialty Loan Institutional Holdings Limited	3.88%	$6,795,250.00
Highbridge Aiguilles Rouges Sector A Investment Fund, L.P.	3.40%	$5,956,125.00
Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P.	3.06%	$5,355,000.00
Highbridge Principal Strategies - Specialty Loan VG Fund, L.P.	2.55%	$4,458,125.00
Highbridge Principal Strategies - NDT Senior Loan Fund, L.P.	1.58%	$2,766,750.00
Lincoln Investment Solutions, Inc.	1.48%	$2,597,000.00
TOTAL	100.00%	$175,000,000.00

Exhibit D
TO
AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG MILLER ENERGY RESOURCES, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND APOLLO INVESTMENT CORPORATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS

FORM OF COMPLIANCE CERTIFICATE

COMPANY LETTERHEAD

[Date]

Apollo Investment Corporation, as Administrative Agent
9 West 57th Street, 37th Floor
New York, New York 10019
Attention: Dan Vogel
Phone: (212) 822-0740
Email: dvogel@apolloic.com
Fax: (646) 417-6678

Ladies and Gentlemen:

This Compliance Certificate (this “Certificate”) is given pursuant to Section 8.01(c) of that certain Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Miller Energy Resources, Inc., a Tennessee corporation (“Borrower”), the lenders from time to time party thereto (the “Lenders”), and Apollo Investment Corporation, as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The officer executing this Certificate is the [________] 1 of Borrower, and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By so executing this Certificate, the undersigned hereby certifies to Administrative Agent on behalf of Borrower, solely in his capacity as the [________] of Borrower and not individually, that:

1.    Must be a Financial Officer

1.
The financial statements for the [fiscal year/fiscal quarter] ending [__________], 20[__] delivered with this Certificate in accordance with Section [8.01(a)][8.01(b)] of the Credit Agreement fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied at the dates and for the periods indicated in the financial statements[, subject, in the case of any unaudited financial statements delivered pursuant to Section 8.01(b) of the Cred Agreement, to normal year-end audit adjustments and the absence of footnotes] 2

2.
No Default or Event of Default has occurred and is continuing, except as set forth in Schedule 1 hereto, which includes a description of the nature and status and period of existence of such Default or Event of Default, if any, and what action the Borrower has taken, is undertaking and/or proposes to take with respect thereto.

3.
Except as set forth in Schedule 1 hereto, the Borrower is in compliance, as of the last day of the period covered by the financial statements attached hereto, with each of the covenants set forth in Section 9.01 of the Credit Agreement, as demonstrated by the detailed calculations of such covenants set forth in Schedule 2 hereto.

4.
No change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered pursuant to Section 8.01(a) of the Credit Agreement, except as set forth in Schedule 3 hereto, which includes a description of the change in GAAP and the effect of such change on the financial statements accompanying this Certificate.

[Signature page follows.]

2.	Insert bracketed phrase when financial statements delivered with this Certificate are delivered pursuant to Section 8.01(b)..

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the day and year set forth above.

MILLER ENERGY RESOURCES, INC.

By:
Name:
Title:

SCHEDULE 1
DEFAULTS AND EVENTS OF DEFAULT

SCHEDULE 2
FINANCIAL COVENANT CALCULATIONS

Fiscal [year] [quarter] ending [__]

Section 9.01(a) - Leverage Ratio

(a)    Total Debt of
the Borrower as of the last day of
such fiscal [quarter] [year]                    $________________

(b)    Borrower’s consolidated EBITDAX 3 4 for
the four fiscal quarter period then ended
(i) + [(ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix)] 5 + [(x) + (xii) + (xiii)] - [(xiii) + (xiv)] 6 =
$________________

(i)    Consolidated Net Income 7                 $________________
(ii)    Interest Expense 8 9. (A + B + C)            $________________

3.    Insert annualized numbers pursuant to the proviso in the definition of “EBITDAX” for quarters July 31, 2014, October 31, 2014 and January 31, 2015.
4.     EBITDAX shall be subject to pro forma adjustments for acquisitions or Dispositions (calculated in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended or as otherwise approved by the Administrative Agent), as if such acquisition or Disposition had occurred on the first day of such period and shall also include adding back to Consolidated Net Income any non-recurring or one-time cash or non-cash charges or expenses associated with such acquisition or Disposition that are reasonably acceptable to the Administrative Agent.
5.    Only add items (ii) - (ix) to the extent deducted in calculating Consolidated Net Income.
6.    Only subtract items (xiii) and (xiv) to the extent added in the determination of Consolidated Net Income.
7.    Exclude from net income (or loss) (to the extent otherwise included therein) the following: (a) the net income (or loss) of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited; (c) any extraordinary gains or losses during such period, (d) non-cash gains, losses or adjustments, including non-cash gains, losses or adjustments under authoritative guidance from the FASB as a result of changes in the fair market value of derivatives and any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and writedowns under authoritative guidance from the FASB as a result of accounting for oil and gas activities, goodwill and other intangible assets, and property, plant and equipment (for the avoidance of doubt, realized gains or losses will be counted in Consolidated Net Income in the quarter that cash is actually received or paid); (e) any non-cash employee based compensation; and (f) any gain or loss realized in connection with asset sales.
8.     Insert annualized numbers pursuant to the proviso in the definition of “Interest Expense” for quarters ending, July 31, 2014, October 31, 2014 and January 31, 2015.
9.    Interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Swap Agreements

(A)     interest expense (including imputed interest expense in respect of                 obligations under any Capital Lease or Synthetic Lease) of the                 Borrower and the Subsidiaries for such period, determined on a                 consolidated basis in accordance with GAAP (excluding, for the                 avoidance of doubt, interest on preferred stock)

$________________

(B)    any interest accrued during such period in respect of Debt of the                 Borrower or any Subsidiary that is required to be capitalized rather             than included in consolidated interest expense for such period in                 accordance with GAAP

$________________

(C)    all fees, including, waiver fees, amendment fees, consent fees, upfront fees or any other fee or expense, however styled, paid to the Administrative Agent and/or the Lenders for their own benefit (but excluding payments under the Restructuring Agreement as in effect on the Amendment No. 1 Effective Date)

$________________

(iii)    income Taxes                    $________________
(iv)    depreciation                    $________________
(v)    depletion                    $________________

(vi)    amortization 10                    $________________

(vii)     exploration expenses                $________________

(viii)    accretion of asset retirement obligations    $________________

(ix)    other noncash charges reasonably
acceptable to the Administrative Agent    $________________

(x)    payments paid to
Apollo under and as defined
in the Restructuring Agreement 11         $________________
(xi)     costs of the initial syndication
of the First Lien Credit Agreement
being entered into on the Amendment
No. 1 Effective Date 12             $________________

10.     Including amortization of deferred financing costs.
11.    To the extent deducted in calculating Consolidated Net Income
12.    To the extent deducted in calculating Consolidated Net Income

(xii)    costs associated with novating existing
Swap Agreements in accordance with
Section 8.16(e) 13                 $________________

(xiii)    noncash income included
in the calculation of
Consolidated Net Income            $________________

(xiv)    any cash received outside
the ordinary course of business from
any foreign, United States, state or local
tax credit or incentive program, including,
without limitation, any of Alaska’s
programs under AS 43.55            $________________

Leverage Ratio = (a) divided by (b)              ________ : ________

Maximum Leverage Ratio:        [4.00 to 1.00][3.75 to 1.00][3.50 to 1.00] 14

Compliance                        Yes      No

13.    To the extent deducted in calculating Consolidated Net Income
14.    Use (a) 4.00 to 1.00 for the fiscal quarter ending July 31, 2014, (b) 3.75 to 1.00 for fiscal quarter ending October 31, 2014, and (c) 3.50 to 1.00 for each fiscal quarter ending on or after January 31, 2015.

Section 9.01(b) - Interest Coverage Ratio

(a)    EBITDAX for the four
fiscal quarter period then ended [cross reference calculation above]

$_______________

(b)    Interest Expense for the four
fiscal quarter period then ended [cross reference calculation above]
$_______________

Interest Coverage Ratio = (a) divided by (b)        ________ : ________

Minimum Interest Coverage Ratio:            [2.25 to 1.00][2.50 to 1.00] 15

Compliance                        Yes     No

Section 9.01(c) - Current Ratio

(a)    consolidated current assets (including
the unused amount of the total Commitments,
but excluding non-cash assets under ASC 815
and current plugging and abandonment restricted cash) as of the last day of such fiscal [quarter] [year]

$_______________

(b)    consolidated current liabilities (excluding
non-cash obligations under ASC 815,
current liabilities for plugging and abandonment
expense and current maturities
under the Credit Agreement) as of the last day of such fiscal [quarter] [year]

$_______________

Current Ratio = (a) divided by (b)            ________ : ________

Minimum Current Ratio:                1.0 to 1.0

Compliance                        Yes     No

15.    Use (a) 2.25 to 1.00 for the fiscal quarter ending July 31, 2014, and (b) 2.50 to 1.00 for each fiscal quarter ending on and after October 31, 2014.

Section 9.01(d) - Minimum Gross Production

Daily average of gross production of Hydrocarbons (calculated at the wellhead on a barrel of oil equivalent basis, where 10 Mcf of natural gas is equal to one barrel of oil) from the Loan Parties’ Oil and Gas Properties constituting Mortgaged Property during the fiscal quarter then ended:

_______________

Minimum Gross Production:                2,500

Compliance                        Yes     No

Section 9.01(e) - Asset Coverage Ratio

(a)    NYMEX Value of the total Proved Developed Reserves
of the Loan Parties as shown
on the most recently delivered Reserve Report
$_______________

(b)    Total Debt as of the last day of such fiscal [quarter] [year]
$_______________

Minimum Asset Coverage Ratio:            1.10 to 1.00

Compliance                        Yes     No

Section 9.01(f) - Minimum Liquidity

(a)	readily and immediately available unrestricted cash held in
deposit accounts of the Loan Parties and Cash Equivalents
of the Loan Parties, in each case, which are free and
clear of all Liens (other than Liens in favor
of Administrative Agent securing the Secured
Obligations and the First Lien Administrative Agent
securing the First Lien Secured Obligations)
and which are reflected on the Borrower’s balance sheet

$_______________

(b)	the amount of the First Lien Loans that
are available for borrowing                    $_______________

Liquidity = (a) + (b)                          $_______________

Minimum Liquidity:                        $5,000,000.00

Compliance                            Yes      No

SCHEDULE 3

CHANGES IN GAAP

EXHIBIT G-1
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Miller Energy Resources, Inc., a corporation duly formed and existing under the law of the State of Tennessee (“Borrower”), the lenders from time to time party thereto, and Apollo Investment Corporation, as Administrative Agent (in such capacity, “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loans(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times as are reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-2
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Miller Energy Resources, Inc., a corporation duly formed and existing under the law of the State of Tennessee (“Borrower”), the lenders from time to time party thereto, and Apollo Investment Corporation, as Administrative Agent (in such capacity, “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on an Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times as are reasonably requested by such Lender.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-3
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Miller Energy Resources, Inc., a corporation duly formed and existing under the law of the State of Tennessee (“Borrower”), the lenders from time to time party thereto, and Apollo Investment Corporation, as Administrative Agent (in such capacity, “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times as are reasonably requested by such Lender.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G-4
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Miller Energy Resources, Inc., a corporation duly formed and existing under the law of the State of Tennessee (“Borrower”), the lenders from time to time party thereto, and Apollo Investment Corporation, as Administrative Agent (in such capacity, “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of such direct or indirect partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments, or at such times as are reasonably requested by the Borrower or the Administrative Agent.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT H
FORM OF RESERVE REPORT CERTIFICATE
[________], 201[_]
This Reserve Report Certificate is furnished pursuant to Section 8.12(c) of the Amended and Restated Credit Agreement dated as of February 3, 2014 among Miller Energy Resources, Inc., a corporation duly formed and existing under the laws of the State of Tennessee (the “Borrower”), each of the Lenders party from time to time thereto and Apollo Investment Corporation, as administrative agent (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned, solely in [his][her] capacity as [Responsible Officer] of the Borrower, hereby certifies on behalf of the Borrower that in all material respects:
(a)    The information contained in the Reserve Report attached hereto as Exhibit A and any other information delivered in connection therewith is true and correct and any projections based upon such information have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable, subject to uncertainties inherent in all projections.
(b)    The Borrower or its Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the Reserve Report attached hereto (other than those Properties (i) Disposed of in compliance with Section 9.12 of the Credit Agreement, (ii) that constitute leases that have expired in accordance with their terms or (iii) that have title defects disclosed in writing to the Administrative Agent (including through the provision of title information pursuant to Section 8.12(a) of the Credit Agreement) and such Properties are free of all Liens except for Specified Liens.
(c)    Except as set forth on Exhibit B hereto, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 of the Credit Agreement with respect to the Oil and Gas Properties evaluated in the Reserve Report attached hereto which would require the Borrower or any Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.
(d)    None of the Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as previously disclosed to the Administrative Agent or as set forth on Exhibit C hereto, which lists all of such sold Oil and Gas Properties.
(e)    Attached hereto as Exhibit D is a list of all marketing agreements entered into subsequent to the later of the Closing Date or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 to the Credit Agreement had such agreement been in effect on the Effective Date.
(f)    At least 50% of the projected Proved Developed Producing Reserves volume of natural gas for the next 12-month period are subject to marketing agreements listed pursuant to the foregoing clause (e), disclosed in a certificate previously delivered pursuant to Section 8.01(i) of the Credit Agreement, or listed on Schedule 7.19 to the Credit Agreement.

(g)    Except as disclosed in Exhibit E attached hereto, all of the Oil and Gas Properties evaluated by the Reserve Report attached hereto are Mortgaged Properties which demonstrates compliance with Section 8.14(a) of the Credit Agreement.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Reserve Report Certificate to be duly executed as of the date first written above.

MILLER ENERGY RESOURCES, INC.

By:
Name:
Title:

EXHIBIT A
EXCESS GAS IMBALANCES, TAKE OR PAY OR OTHER PREPAYMENTS

EXHIBIT B
OIL AND GAS PROPERTIES SOLD SINCE LAST
BORROWING BASE DETERMINATION

EXHIBIT C
SOLD OIL AND GAS PROPERTIES

EXHIBIT D
NEW MARKETING AGREEMENTS

EXHIBIT E
MORTGAGE COMPLIANCE

ANNEX I
RESERVE REPORT

ANNEX II
GUARANTEE AND COLLATERAL AGREEMENT

CONFORMED EXECUTION VERSION
ANNEX II

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

made by
each of the Grantors (as defined herein)
in favor of

Apollo Investment Corporation,
as Administrative Agent

Dated as of February 3, 2014

TABLE OF CONTENTS
Page
ARTICLE I Definitions                                        2

Section 1.01	Definitions. 2

Section 1.02	Other Definitional Provisions; References 5
ARTICLE II Guarantee                                        5

Section 2.01	Guarantee. 5

Section 2.02	Payments 6

Section 2.03	Reinstatement 6
ARTICLE III Grant of Security Interest                                6

Section 3.01	Grant of Security Interest 6

Section 3.02	Transfer of Pledged Securities 7

Section 3.03	Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles
8

Section 3.04	Pledged Securities 8
ARTICLE IV Acknowledgments, Waivers and Consents                        8

Section 4.01	Acknowledgments, Waivers and Consents 8

Section 4.02	No Subrogation, Contribution or Reimbursement 11
ARTICLE V Representations and Warranties                                12

Section 5.01	Representations in Credit Agreement 12

Section 5.02	Benefit to the Guarantor 12

Section 5.03	Title; No Other Liens 12

Section 5.04	Perfected First Priority Liens 12

Section 5.05	Legal Names, Organizational Status, Chief Executive Office 12

Section 5.06	Instruments and Chattel Paper 13

Section 5.07	Collateral Locations 13

Section 5.08	Certain Property 13

Section 5.09	Investment Property 13

Section 5.10	Receivables 14

Section 5.11	Securities Accounts, Commodities Accounts and Deposit Accounts 14

Section 5.12	Letters of Credit 15

Section 5.13	Intellectual Property. 15

Section 5.14	Drilling Rigs 15
ARTICLE VI Covenants                                        15

Section 6.01	Covenants in Credit Agreement 15

Section 6.02	Delivery and Control of Instruments, Investment Property, Certificated Securities, Letter-of-Credit Rights and Chattel Paper 16

Section 6.03	Maintenance of Perfected Security Interest; Further Documentation 17

Section 6.04	Investment Property 18

Section 6.05	Commercial Tort Claims 20

Section 6.06	Receivables 20

Section 6.07	[Reserved] 20

Section 6.08	Intellectual Property 21

Section 6.09	Inventory and Equipment 22
ARTICLE VII Remedial Provisions                                    23

Section 7.01	Investment Property 23

Section 7.02	Collections on Accounts, Etc. 24

Section 7.03	Proceeds 24

Section 7.04	New York UCC and Other Remedies 25

Section 7.05	Registration; Private Sales of Pledged Securities 26

Section 7.06	Waiver; Deficiency 27

Section 7.07	Non-Judicial Enforcement 27

Section 7.08	License 27
ARTICLE VIII The Administrative Agent                                27

Section 8.01	Administrative Agent’s Appointment as Attorney-in-Fact, Etc. 27

Section 8.02	Duty of Administrative Agent 29

Section 8.03	Execution of Financing Statements 30

Section 8.04	Authority of Administrative Agent 30
ARTICLE IX Subordination of Indebtedness                                31

Section 9.01	Subordination of All Guarantor Claims 31

Section 9.02	Claims in Bankruptcy 31

Section 9.03	Payments Held in Trust 31

Section 9.04	Liens Subordinate 31

Section 9.05	Notation of Records 32
ARTICLE X Miscellaneous                                        32

Section 10.01	Waiver 32

Section 10.02	Notices 32

Section 10.03	Successors and Assigns 32

Section 10.04	Severability 32

Section 10.05	Counterparts 33

Section 10.06	Survival; Revival; Reinstatement 33

Section 10.07	Headings 33

Section 10.08	No Oral Agreements 33

Section 10.09	Governing Law; Submission to Jurisdiction 33

Section 10.10	EXCULPATION PROVISIONS 34

Section 10.11	Additional Grantors 35

Section 10.12	Set-Off 35

Section 10.13	Releases 35

Section 10.14	No Third Party Beneficiaries 36

Section 10.15	Amendment and Restatement 36

Section 10.16	Intercreditor Agreement 36
SCHEDULES:

1.	Notice Addresses of Guarantors

2.	Description of Investment Property

3.	Filings and Other Actions Required to Perfect Security Interests

4.	Legal Name, Jurisdiction of Organization, Organizational Identification Number, Taxpayor Identification Number, Location of Chief Executive Office, Prior Names and Prior Chief Executive Office

5.	Collateral Locations

6.	Certain Property

7.	Securities Accounts, Commodity Accounts and Deposit Accounts

8.	Letters of Credit

9.	Intellectual Property

10.	Rigs

11.	Commercial Tort Claims
ANNEX:
1.    Form of Assumption Agreement

This AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 3, 2014, is made by Miller Energy Resources, Inc., a Tennessee corporation (the “Borrower”), and each of the other signatories hereto other than the Administrative Agent (the Borrower and each of the other signatories hereto other than the Administrative Agent, together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Apollo Investment Corporation, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent, and the other parties party thereto.
RECITALS
A.    The Borrower entered into a (i) Loan Agreement dated as of June 29, 2012 with Apollo Investment Corporation, as arranger and administrative agent (in such capacity, the “Existing Agent”), and the other financial institutions party thereto (as amended to the date hereof, the “Existing Credit Agreement”), and (ii) Guarantee and Collateral Agreement dated as of June 29, 2012 in favor of the Existing Agent (as amended to the date hereof, the “Existing Security Agreement”).

B.    The Borrower has requested, and the Lenders and the Administrative Agent have agreed, that the Existing Credit Agreement and the Existing Security Agreement be amended and restated in their entirety.

C.    Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

D.    The Borrower is a member of an affiliated group of companies that includes each other Grantor.

E.    The proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses.

F.    The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement.

G.    It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties.

H.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders and other Secured Parties to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1

ARTICLE I
DEFINITIONS
Section 1.01.    Definitions.

(a)    As used in this Agreement, each term defined above shall have the meaning indicated above. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms as well as all uncapitalized terms which are defined in the New York UCC on the date hereof are used herein as so defined: Accounts, As-extracted collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Supporting Obligations, Tangible Chattel Paper, and Uncertificated Security.

(b)    The following terms shall have the following meanings:

“Account Debtor” means a Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.
“Agreement” means this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Alaska Receivable” means any right of any Grantor to receive payment from the State of Alaska as a tax rebate, tax credit or other tax-related receivable payable to any Grantor in accordance with the laws of Alaska.

“Collateral” shall have the meaning assigned such term in Section 3.01.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, among (i) a Grantor, (ii) the Administrative Agent, (iii) prior to the Discharge of Senior Obligations, the Senior Representative, and (iv) the applicable bank, Securities Intermediary or Commodity Intermediary, as applicable, with respect to a Deposit Account, Securities Account or Commodity Account, as applicable.
“Copyright Licenses” means all written agreements naming any Grantor as licensor or licensee, including those listed on Schedule 9, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 9, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

2

“Discharge of Senior Obligations” has the meaning set forth in the Intercreditor Agreement.
“Discharge of Senior Priority Obligations” has the meaning set forth in the Intercreditor Agreement.
“Excluded Property” means (a) any Equipment subject to a purchase money security interest or equipment or capital lease if and to the extent that the creation of a security interest in the right, title or interest of the Grantor in such Equipment would cause or result in a default under any contractual provision or other restriction; (b) any rights or interest in any contract to which Grantor is a party, or any license, permit or franchise or covering real or personal property of the Grantor if, under the terms of the contract, license, permit or franchise or applicable law, the grant of a security interest or other Lien therein is prohibited as a matter of law, or under the terms of the contract, license, permit or franchise and that prohibition has not been effectively waived or the consent of the other party(ies) to such contract, license, permit or franchise has not been obtained, but the foregoing exclusions in no way will be construed (i) to apply to the extent that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the New York UCC (as same may be limited by other applicable law) or other applicable law, or (ii) to limit, impair or otherwise affect the continuing security interests of the Secured Parties in and Liens upon any rights or interests of the Grantors in or to (i) monies due or to become due under any described contract, license, permit or franchise (including any Accounts), or (ii) any proceeds from the sale, license, lease, or other dispositions of any such contract or license; (c) “intent to use” trademark applications; (d) the Equity Interests of any Excluded Subsidiary; and (e) only for so long as that certain Security Agreement, dated effective as of February 1, 2012, among Cook Inlet Energy, LLC, Cook Inlet Region, Inc., and the State of Alaska Department of Natural Resources as in effect on the date hereof continues to be in effect, the “Collateral” as defined therein; provided, however, that (A) Excluded Property shall not include any Proceeds of any item of General Intangibles, and (B) any item of General Intangibles that at any time ceases to satisfy the criteria for Excluded Property (whether as a result of the applicable Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise), shall no longer be Excluded Property.
“Excluded Subsidiary” means each of (a) Miller Energy Income 2009-A, LP, a Delaware limited partnership, (b) Miller Energy Drilling 2009-A, LP, a Delaware limited partnership, (c) Pellissippi Pointe, L.L.C., a Tennessee limited liability company and (d) Pellissippi Pointe II, LLC, a Tennessee limited liability company.
“Guarantors” means, collectively, each Grantor other than the Borrower.
“Indemnitees” shall the meaning assigned to such term in Section 8.02.
“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, inventions, trade secrets, know-how, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

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“Intercompany Notes” means any promissory note evidencing loans made by any Grantor to any other Grantor.
“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the New York UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the New York UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Securities.
“Issuers” means, collectively, each issuer of a Pledged Security.
“Material Intellectual Property” means (a) any Intellectual Property registered, issued or subject to an application for registration or issuance with the United States Patent and Trademark Office or the United States Copyright Office or is registered, issued or subject to an application for registration or issuance in any similar office or agency within or outside the United States, and (b) any unregistered Intellectual Property that is material to the use and operation of any of the Collateral or the business, prospects, operations, results of operations or condition (financial or otherwise) of any Grantor.

“New York UCC” means the Uniform Commercial Code, as it may be amended, from time to time in effect in the State of New York.
“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 9.
“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 9, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 9, and (c) all rights to obtain any reissues or extensions of the foregoing.
“Platform Rig” means a certain 2000 H.P. Offshore/Onshore Winterized SCR Drilling Rig known as “Rig #35”, which was constructed by Voorhees Equipment and Consulting, Inc.

“Pledged Notes” means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.
“Pledged Securities” means: (a) the equity interests described or referred to in Schedule 2; and (b) (i) the certificates or instruments, if any, representing such equity interests, (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests, (iii) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (v) all books and records relating to any of the property referred to in this definition.

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“Receivable” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all rights of the Grantors, if any, in any goods or other property giving rise to such right to payment and all supporting obligations related thereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Representative” has the meaning set forth in the Intercreditor Agreement.
“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, the vehicles listed on Schedule 6 and all tires and other appurtenances to any of the foregoing.
Section 1.02.    Other Definitional Provisions; References. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The gender of all words shall include the masculine, feminine, and neuter, as appropriate. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit, schedule or annex shall be deemed to refer to the applicable exhibit, schedule or annex attached hereto unless otherwise stated herein. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II
GUARANTEE

Section 2.01.    Guarantee.

(a)    Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the Guarantors when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Each Guarantor agrees that its guarantee hereunder constitutes a guaranty of payment and performance when due and not of collection, and waives any right to require that any resort be made by the Administrative Agent or the Secured Parties to any of the Collateral, any other Person or any other security.

(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

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(c)    Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(d)    Each Guarantor agrees that if the maturity of any of the Secured Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article II shall remain in full force and effect until the Termination Date, notwithstanding that from time to time during the term of the Credit Agreement, no Secured Obligations may be outstanding.

(e)    No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

Section 2.02.    Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in dollars that constitute immediately available funds at the principal office of the Administrative Agent specified pursuant to the Credit Agreement.

Section 2.03.    Reinstatement. The guarantee contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.01.    Grant of Security Interest. Each Grantor hereby pledges, assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

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(a)    all Accounts;

(b)    all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(c)    all Commercial Tort Claims listed on Schedule 11 hereto;

(d)    all Deposit Accounts other than payroll, withholding tax and other fiduciary Deposit Accounts;

(e)    all Documents;

(f)    all General Intangibles (including, without limitation, rights in and under any Swap Agreements and any Alaska Receivable);

(g)    all Goods (including, without limitation, all Inventory and all Equipment (including, the Platform Rig and the other drilling rigs set forth on Schedule 10));

(h)    all Instruments;

(i)    all Investment Property;

(j)    all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(k)    all Pledged Securities;

(l)    all Supporting Obligations;

(m)    all books and records pertaining to the Collateral;

(n)    all Vehicles and title documents with respect to Vehicles;

(o)    all Intellectual Property;

(p)    to the extent not otherwise included, any other property insofar as it consists of personal property of any kind or character defined in and subject to the New York UCC; and

(q)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (p) above, the Collateral will not include any Excluded Property.
Section 3.02.    Transfer of Pledged Securities. All certificates and instruments representing or evidencing Pledged Securities shall be delivered to and held by the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) or a Person designated by the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) and, in the case of an instrument or certificate in registered form, shall be duly indorsed

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to the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) or in blank by an effective indorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, all Pledged Securities so registered must be delivered or transferred in such manner, and each Grantor shall take all such further action as may be reasonably requested by the Administrative Agent, as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the New York UCC (if the Administrative Agent otherwise qualifies as a protected purchaser).

Section 3.03.    Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 3.04.    Pledged Securities. The granting of the foregoing security interest does not make the Administrative Agent or any Secured Party a successor to Grantor as a partner or member in any Issuer that is a partnership, limited partnership or limited liability company, as applicable, and neither the Administrative Agent, any Secured Party, nor any of their respective successors or assigns hereunder shall be deemed to have become a partner or member in any Issuer, as applicable, by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when any such Person expressly becomes a partner or member in any Issuer, as applicable, and complies with any applicable transfer provisions set forth in the charter or organizational documents relating to an applicable Pledged Security after a foreclosure thereon.

ARTICLE IV
ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

Section 4.01.    Acknowledgments, Waivers and Consents.

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(a)    Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee and the provision of collateral security for the obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to the guarantee made by such Grantor hereby and the collateral security provided by such Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents shall not be affected, limited, reduced, discharged or terminated in any way:

(i)    notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) the Credit Agreement, the other Loan Documents, any Secured Swap Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part in accordance with the terms thereof; (D) any Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Loan Document or Secured Swap Agreement, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)    without regard to, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any Secured Swap Agreement, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Administrative Agent or any other Secured Party, (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of the any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security

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for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Secured Obligations, or of such Grantor under the guarantee contained in Article II or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)    Each Grantor hereby waives to the extent permitted by law: (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification, accrual of any Secured Obligations, or notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Administrative Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor; and all dealings between the Borrower and any of the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

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(c)    When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.

Section 4.02.    No Subrogation, Contribution or Reimbursement. Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Administrative Agent or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly agrees not to exercise any such rights of subrogation, reimbursement, indemnity and contribution in each case until the Termination Date. If any amount shall be paid to any Grantor on account of such subrogation rights at any time before the Termination Date, such amount shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The Administrative Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have with regard to such item of Collateral shall terminate.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the other Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Lenders and Affiliates of the Lenders to enter into Secured Swap Agreements and Cash Management Agreements, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:
Section 5.01.    Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Guarantor (in its capacity as an Affiliate of the Borrower) or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 5.01, be deemed to be a reference to such Guarantor’s knowledge.

Section 5.02.    Benefit to the Guarantor. The Borrower is a member of an affiliated group of companies that includes each Guarantor, and the Borrower and the Guarantors are engaged in related businesses. Each Guarantor is an Affiliate of the Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.

Section 5.03.    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by Section 9.03 of the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

Section 5.04.    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in favor of the Administrative Agent in all of the Collateral in which a security interest may be perfected by filing under the New York UCC, by possession or by such other action described on Schedule 3, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Specified Liens which have priority over the Liens on the Collateral.

Section 5.05.    Legal Names, Organizational Status, Chief Executive Office. On the date hereof, such Grantor’s correct legal name, jurisdiction of organization, identification number from the jurisdiction of organization (if any), taxpayer identification number (if any), the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be and any and all legal names, trade

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names and locations of the chief executive office of such Grantor over the last five years (if different than those specified above), in each case, are specified on Schedule 4.

Section 5.06.    Instruments and Chattel Paper. Such Grantor has delivered to the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) all Collateral constituting Instruments and Chattel Paper having a value in excess of $100,000. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Senior Representative or the Administrative Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.

Section 5.07.    Collateral Locations. Schedule 5 sets forth (a) all locations where, as of the date hereof, all Inventory and the Equipment owned by each Grantor is kept, except with respect to Inventory and Equipment (i) deployed in the field and being utilized by the Grantors in the ordinary course of business, (ii) in transit, (iii) out for repair or refurbishment, (iv) with a fair market value of less than $25,000 which may be located at other locations within the United States or (v) in the case of Inventory consisting of As-extracted collateral, stored adjacent to wells operated by such Grantor and (b) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or, as of the date hereof, in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 5.

Section 5.08.    Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health-Care-Insurance Receivables or (c) except as set forth on Schedule 6, vessels, aircraft, Vehicles or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction.

Section 5.09.    Investment Property.

(a)    The shares (or such other interests) of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the capital stock or other equity interests of each Issuer owned by such Grantor. All the shares (or such other interests) of the Pledged Securities have been duly authorized by the Issuers thereof and validly issued and (other than Pledged Securities consisting of limited liability company interests or partnership interest, which cannot be fully paid and nonasseable) are fully paid and nonassessable.
(b)    Each of the (i) Intercompany Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto and the (ii) Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, in each case, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

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(c)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens permitted by Section 9.03 of the Credit Agreement.
Section 5.10.    Receivables.

(a)    Each Receivable (other than (x) the Alaska Receivable and (y) any Receivable having a value less than $50,000) (i) is and will be the legal, valid and binding obligation of the account debtor in respect thereof, (ii) is and will be enforceable in accordance with its terms, and (iii) is and will not be subject to any setoffs, defenses, taxes or counterclaims (except with respect to disputes, refunds, returns, discounts and allowances in the ordinary course of business).
(b) Each Receivable is and will be in compliance with all Governmental Requirements.
(c) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent (if required by Section 6.02).
(d) No obligor on any Receivable (other than the Alaska Receivable) having a value in excess of $50,000, either individually or in the aggregate, is a Governmental Authority.
(e) The amounts represented by such Grantor to the Administrative Agent and the other Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.
Section 5.11.    Securities Accounts, Commodities Accounts and Deposit Accounts.

(a)    Schedule 7 sets forth under the heading “Securities Accounts” and “Commodities Accounts”, respectively, all of the Securities Account and Commodities Accounts in which each Grantor has an interest as of the date hereof. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented, to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over, or any other interest in or claim against, any such Securities Account or Commodity Account or securities or other property credited thereto.
(b)    Schedule 7 sets forth under the headings “Deposit Accounts” all of the Deposit Accounts which constitute Collateral and in which each Grantor has an interest as of the date hereof. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the New York UCC) over, or any other interest in or claim against, any such Deposit Account or any money or other property deposited therein (other than interests in withholding tax and interests established by statute in any payroll account).

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Section 5.12.    Letters of Credit. Such Grantor is not a beneficiary or assignee, as of the date hereof, under any letter of credit, other than the letters of credit described in Schedule 8.

Section 5.13.    Intellectual Property.

(a)    Schedule 9 lists all Material Intellectual Property owned by each Grantor in its own name on the date hereof.

(b)    All Material Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable, has not been abandoned and, to such Grantor’s knowledge, does not infringe the intellectual property rights of any other Person.

(c)    Except as set forth in Schedule 9, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)    No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor’s rights in, any Material Intellectual Property owned by any Grantor.

(e)    No action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to limit, cancel or question the validity of any Grantor’s Intellectual Property or any Grantor’s ownership interest therein, or (ii) which, if adversely determined, would adversely affect the value of any Material Intellectual Property.

Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.
Section 5.14.    Drilling Rigs. Schedule 10 hereto lists all drilling rigs owned by the Grantors on the date hereof.

ARTICLE VI
COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Termination Date:
Section 6.01.    Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

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Section 6.02.    Delivery and Control of Instruments, Investment Property, Certificated Securities, Letter-of-Credit Rights and Chattel Paper.

(a)    If any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper (in the case of Instruments and Chattel Paper exceeding $100,000 in value on an individual basis or $250,000 in the aggregate for all such Instruments and Chattel Paper), such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent), duly indorsed in a manner satisfactory to Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent), to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) to have control thereof within the meaning set forth in Section 9-105 of the New York UCC.

(b)    If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall immediately cause (or in the case of an Issuer that is not a Subsidiary of the Borrower, use commercially reasonable efforts acting in good faith to cause) the Issuer thereof either (i) to register Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) that such Issuer will comply with instructions with respect to such Uncertificated Security originated by Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) without further consent of such Grantor, such agreement to be in form and substance satisfactory to Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent).

(c)    With respect to any Investment Property of such Grantor consisting of a Securities Account or Security Entitlement, (i) such Grantor shall promptly notify the Administrative Agent of the opening or existence thereof (other than those listed on Schedule 7 as of the date hereof) in writing, and (ii) upon request of the Administrative Agent, such Grantor shall enter into, and shall cause the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into, a Control Agreement pursuant to which such Securities Intermediary shall agree to comply with the entitlement orders and other instructions originated by the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) without further consent of such Grantor.

(d)    With respect to any Investment Property of such Grantor consisting of a Commodity Account or Commodity Contract, (i) such Grantor shall promptly notify the Administrative Agent of the opening or existence thereof (other than those listed on Schedule 7 as of the date hereof), and (ii) upon request of the Administrative Agent, such Grantor shall enter into, and shall cause the Commodity Intermediary maintaining such Commodity Account or Commodity Contract to enter into, a Control Agreement pursuant to which such Commodity Intermediary shall agree to comply with the Senior Representative’s (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent’s) instructions to apply any value distributed on account of any Commodity Contract carried in the Commodity Account or other directions concerning the Commodity Account originated by the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent), in each case without further consent by such Grantor.

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(e)    With respect to each Deposit Account of such Grantor, (i) such Grantor shall promptly notify the Administrative Agent of the opening or existence thereof (other than those listed on Schedule 7 as of the date hereof) in writing, and (ii) to the extent required pursuant to the Credit Agreement or upon request of the Administrative Agent if an Event of Default has occurred and is continuing, such Grantor shall enter into, and shall cause the bank maintaining such Deposit Account to enter into, a Control Agreement pursuant to which such bank shall agree to comply with instructions originated by the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) directing the disposition of funds in such Deposit Account without further consent by such Grantor.

(f)    With respect to any Letter-of-Credit Rights of such Grantor in which the related letter of credit has a face amount in excess of $250,000, such Grantor shall use commercially reasonable efforts acting in good faith to obtain the consent of the issuer thereof and any nominated Person thereon to the assignment of the proceeds of the related letter of credit to the Administrative Agent in accordance with Section 5-114(c) of the New York UCC, such consent to be in form and substance satisfactory to the Administrative Agent.

Section 6.03.    Maintenance of Perfected Security Interest; Further Documentation.

(a)    Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (except to the extent such security interest in any Deposit Account or Letter of Credit Rights and perfection thereof is governed by Section 8.16 of the Credit Agreement or otherwise subject to the limitations on perfection set forth in Section 6 of this Agreement) having at least the priority described in Section 5.04 and shall defend such security interest against the claims and demands of all Persons whomsoever except for Liens permitted by Section 9.03 of the Credit Agreement.

(b)    Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and other assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify.

(c)    At any time and from time to time, upon the written request of the Administrative Agent or any other Secured Party, and at the sole cost and expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, all further instruments and documents and take all further actions as may be necessary or that the Administrative Agent may reasonably request for the purpose of perfecting or protecting the assignments and security interests granted hereunder and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) executing and filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii)in the case of Investment Property, Deposit Accounts, Electronic Chattel Paper and Letter-of-Credit Rights (except to the extent such security interest in any Deposit Account or Letter of Credit Rights and perfection thereof is governed by Section 8.16 of the Credit Agreement or otherwise subject to the limitations on perfection set forth in Section 6 of this Agreement) and any other relevant Collateral, promptly taking any actions reasonably necessary to enable the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) to obtain “control” (within the meaning of the applicable UCC) with respect thereto, in each case pursuant to documents in form and substance satisfactory to the Administrative Agent, (iii) using commercially reasonable efforts acting in good faith to obtain waivers from mortgagees, lessors, landlords, warehousemen, and repairmen in form and substance satisfactory to the Administrative Agent, (iv) if requested by the Administrative Agent, promptly delivering to the Senior Representative (or,

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after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent), to the extent permitted by law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other Governmental Authority after information reflecting the Senior Representative’s (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent’s) security interest has been recorded therein, (v) if requested by the Administrative Agent, executing and delivering any mortgages or other security agreements covering any aircraft owned by such Grantor and (vi) taking all actions reasonably requested by the Administrative Agent in order to perfect and give notice of its security interest in the Alaska Receivables (including executing and delivering notices in respect thereof, and filing such applications and further documents with the Alaska Department of Revenue as may be necessary and convenient to establish, perfect and maintain such security interest).

(d)    Each Grantor shall enter into and deliver to the Administrative Agent a Deposit Account Control Agreement with each bank at which such Grantor maintains any deposit account with respect to each such deposit account (other than accounts maintained solely for the benefit of Persons other than the Borrower or any other Subsidiary and payroll accounts) in favor of the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) for the benefit of the Secured Parties (subject in priority only to customary Liens provided in favor of such depositary bank); provided, that the foregoing shall be deemed satisfied to the extent that the Grantors have complied with the requirements set forth in the Credit Agreement within the time periods set forth therein.

(e)    Each Grantor shall, at any time and from time and to time, take such steps as the Administrative Agent may reasonably request for the Administrative Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of Collateral having a value in excess of $250,000 (in the aggregate for all Grantors), stating that the bailee holds such Collateral for the Administrative Agent and (ii) to otherwise insure the continued perfection and priority of the Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein.

Section 6.04.    Investment Property.

(a)    If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, such Grantor shall promptly accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and promptly deliver the same forthwith to the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) in the exact form received, duly indorsed by such Grantor to the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent), if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Administrative Agent covering such certificate or instrument duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent), subject to the terms hereof, as additional collateral security for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held, at the Administrative Agent’s option, either by it hereunder as additional Collateral for the Secured Obligations

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or applied to the Secured Obligations as provided in Section 7.03, and (ii) in case any distribution of capital shall be made on or in respect of any Investment Property or any property shall be distributed upon or with respect to any Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held, at the Administrative Agent’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 7.03. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of any Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b)    Without the prior written consent of the Administrative Agent, such Grantor will not (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any stock or other equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) except for Liens permitted by Section 9.03 of the Credit Agreement, create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) except as permitted by the Credit Agreement enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.04(a) with respect to the Investment Property issued by it and (iii) the terms of Section 7.01(c) and Section 7.05 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.01(c) or Section 7.05 with respect to the Investment Property issued by it. In addition, each Grantor which is either an Issuer or an owner of any Investment Property consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Investment Property to the Administrative Agent or its nominee upon the occurrence or during the continuation of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Investment Property.

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(d)    Without the prior written consent of the Administrative Agent, such Grantor shall not vote to enable, consent to or take any other action to: (i) amend, terminate or waive any default under or breach of any terms of any governing document in any way that adversely affects the validity, perfection or priority of the Administrative Agent’s security interest hereunder or (ii) cause or, to the fullest extent possible, permit any Issuer of any Pledged Securities that are not securities (for purposes of Article 8 of the UCC) on the date hereof (or, if such Pledged Securities are owned or acquired by such Grantor after the date hereof, then on such date of acquisition) to elect or otherwise take any action that would cause such Pledged Securities to be treated as securities for purposes of Article 8 of the UCC.

(e)    Such Grantor shall furnish to the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, the Administrative Agent) such stock powers and other equivalent instruments of transfer as may be required by the Administrative Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

Section 6.05.    Commercial Tort Claims. If any Grantor shall at any time acquire any Commercial Tort Claim in excess of $500,000, such Grantor shall within thirty (30) days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

Section 6.06.    Receivables.

(a)    Other than in the ordinary course of business or with respect to Receivables in amounts which are not material to the business of the Grantors, taken as a whole, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)    Such Grantor shall keep and maintain at its own cost and expense satisfactory and substantially complete records of the Receivables, including, but not limited to, substantially complete records of all payments received and all credits granted on the Receivables.

Section 6.07.    [Reserved].

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Section 6.08.    Intellectual Property.

(a)    Such Grantor (either itself or through licensees) will (i) not adopt or use any mark which is confusingly similar or a colorable imitation of any third-party Trademark; (ii) not adopt a new mark or updated mark which is Material Intellectual Property unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark that constitutes Material Intellectual Property may become invalidated or impaired in any material respects, and (iv) continue to use each Trademark which is Material Intellectual Property, on each and every class of goods applicable to its current use, in order to maintain such Trademark in full force free from any claim of abandonment for non-use.

(b)    Such Grantor (either itself or through licensees) will not do any act, or knowingly omit to do any act, whereby any Material Intellectual Property may lapse or become forfeited, abandoned or dedicated to the public, or unenforceable.

(c)    Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of any Copyright that constitutes Material Intellectual Property may become invalidated or otherwise impaired in any material respects. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights that constitute Material Intellectual Property may fall into the public domain.

(d)    Such Grantor (either itself or through licensees) will not use or permit any Intellectual Property to infringe the intellectual property rights of any other Person, except for any infringement that could not reasonably be expected to result in a Material Adverse Effect.

(e)    Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, invalid or unenforceable, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity or enforceability of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent concurrently with the next delivery of financial statements of the Borrower pursuant to Section 8.01 of the Credit Agreement. Upon the request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

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(g)    Such Grantor will take all reasonable and necessary steps to maintain and pursue each application it filed with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof and to maintain each registration of all Material Intellectual Property owned by it that is currently or later becomes registered Intellectual Property.

(h)    In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Administrative Agent after it learns thereof and, to the extent, in such Grantor’s reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

Section 6.09.     Inventory and Equipment.

(a)    Except in connection with a disposition permitted under the Credit Agreement, such Grantor shall not deliver any document evidencing any Equipment (other than Equipment constituting Excluded Property) to any Person other than the issuer of such document to claim the goods evidenced thereby or the Administrative Agent.

(b)    If any Equipment (other than Equipment constituting Excluded Property) or Inventory (other than Inventory constituting Excluded Property) having a value in excess of $250,000, either individually or in the aggregate for all such Equipment and Inventory, is in the possession or control of a third party, including, without limitation, any warehouseman, bailee or agent, such Grantor shall immediately notify the Administrative Agent thereof and shall join with the Administrative Agent in promptly notifying the third party of the Administrative Agent’s security interest and using commercially reasonable efforts acting in good faith to obtain a written acknowledgment from the third party that it is holding the Equipment or Inventory for the benefit, and subject to the security interest, of the Administrative Agent. Such acknowledgment must be reasonably satisfactory in form and substance to the Administrative Agent.

(c)    With respect to any item of Equipment (other than Equipment constituting Excluded Property) that is covered by a certificate of title or ownership under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, such Grantor shall promptly (i) provide to the Administrative Agent information with respect to any such Equipment having a value in excess of $50,000 individually or $250,000 in the aggregate, (ii) upon the request of the Administrative Agent, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created under the First Lien Loan Documents in favor of the Senior Representative (or, after the Discharge of Senior Priority Obligations has occurred, hereunder in favor of the Administrative Agent) on each such certificate of title, and (iii) deliver to the Administrative Agent copies of all such applications or other documents so filed and copies of all such certificates of title issued indicating the security interests created hereunder in the items of Equipment covered thereby.

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(d)    No Grantor shall, except upon prior written notice to the Administrative Agent, permit any of the Inventory or Equipment (other than Inventory or Equipment (i) deployed in the field and being utilized by the Grantors in the ordinary course of business, (ii) in transit, (iii) out for repair or refurbishment, (iv) with a fair market value of less than $25,000 or (v) in the case of Inventory consisting of As-extracted collateral, stored adjacent to wells operated by such Grantor) to be kept at a location other than those listed on Schedule 5 or otherwise identified to the Administrative Agent in writing.

ARTICLE VII
REMEDIAL PROVISIONS

Section 7.01.    Investment Property.

(a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.01(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting, corporate or other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would result in any violation of any provision of the Credit Agreement or any other Loan Document.

(b)    If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 10.02 of the Credit Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the Stock of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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(c)    Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction by the Administrative Agent following the occurrence and during the continuation of an Event of Default, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Administrative Agent.

(d)    After the occurrence and during the continuation of an Event of Default, if the Issuer of any Investment Property is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Investment Property issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 7.02.    Collections on Accounts, Etc. The Administrative Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent. During the existence of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles.

Section 7.03.    Proceeds. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties, segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Administrative Agent (or by any Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit

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in said special collateral account on account of the Secured Obligations in accordance with Section 10.02 of the Credit Agreement and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 7.04.    New York UCC and Other Remedies.

(a)    If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, any Secured Swap Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the New York UCC (whether the New York UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.04, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 10.02 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(b)    In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.05.    Registration; Private Sales of Pledged Securities.

(a)    If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Securities pursuant to Section 7.04, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act

(b)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

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(c)    Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.05 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.05 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.05 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 7.06.    Waiver; Deficiency. To the fullest extent permitted by applicable law, each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the documented fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Section 7.07.    Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

Section 7.08.    License. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

ARTICLE VIII
THE ADMINISTRATIVE AGENT

Section 8.01.    Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

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(i)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)    execute, in connection with any sale provided for in Section 7.04 or Section 7.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)    (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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Anything in this Section 8.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) unless an Event of Default shall have occurred and be continuing.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.01, together with interest thereon at the rate as provided in the Credit Agreement from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.02.    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents (collectively, the “Indemnitees”) shall be responsible to any Grantor for any act or failure to act hereunder, NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH EXCULPATION SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral

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or the Secured Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against each Guarantor, any Grantor or other Person.

Section 8.03.    Execution of Financing Statements. Pursuant to the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Additionally, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.04.    Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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ARTICLE IX
SUBORDINATION OF INDEBTEDNESS

Section 9.01.    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” means all debts and obligations of the Borrower or any other Grantor to any Grantor (other than the Borrower), whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Guarantor Claims shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations

Section 9.02.    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Should any Agent or Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon the Termination Date, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section 9.03.    Payments Held in Trust. In the event that notwithstanding Section 9.01 and Section 9.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.

Section 9.04.    Liens Subordinate. Each Grantor agrees that, until the Termination Date, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Grantor, until the Termination Date, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

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Section 9.05.    Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.01.    Waiver. No failure on the part of the Administrative Agent or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b) of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided that any waiver, amendment, supplement or modification changing the obligations of the Administrative Agent shall also require the execution and delivery of such amendment by the Administrative Agent. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Secured Party may have had notice or knowledge of such Default at the time.

Section 10.02.    Notices. All notices, requests and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 (or at such other address as the Administrative Agent shall have been notified).

Section 10.03.    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and assigns; provided that the Guarantors shall not be permitted to assign this Agreement without the prior consent of the Administrative Agent (and any attempted assignment or transfer without such consent shall be null and void).

Section 10.04.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 10.05.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 10.06.    Survival; Revival; Reinstatement.

(a)    All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date.

(b)    To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.

Section 10.07.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.08.    No Oral Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.09.    Governing Law; Submission to Jurisdiction.

(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OF THE CREDIT AGREEMENT OR SCHEDULE 1 HERETO OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 of the Credit agreement (OR ITS ASSIGNMENT AND ASSUMPTION). NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.09.

Section 10.10.    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN

34

DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 10.11.    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 8.14 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

Section 10.12.    Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 10.12 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 10.13.    Releases.

(a)    Release Upon Termination Date. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Termination Date, at which time the Administrative Agent shall (i) retransfer and deliver all Collateral in its possession to the Grantors, and (ii) execute a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the Termination Date, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Grantors and declare this Agreement to be terminated and of no further force or effect.

(b)    Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the capital stock of such Grantor. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection

35

therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)    Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the New York UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 10.13(a).

Section 10.14.    No Third Party Beneficiaries. This Agreement, the other Loan Documents are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent or any Secured Party for any reason whatsoever. There are no third party beneficiaries.

Section 10.15.    Amendment and Restatement. This Agreement represents an amendment and restatement of the Existing Security Agreement. Any security interests granted in favor of the Existing Agent under the Existing Security Agreement continue, without duplication, under this Agreement, and the execution of this Agreement does not indicate a satisfaction, novation or discharge thereof.

Section 10.16.    Intercreditor Agreement. Notwithstanding anything herein to the contrary, (a) the liens and security interests granted to the Administrative Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including the liens and security interests granted to KeyBank National Association, as administrative agent (in such capacity, the “First Lien Agent”), pursuant to or in connection with the Credit Agreement dated as of June 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower, the banks, financial institutions and other lending institutions from time to time parties as lenders thereto and the First Lien Agent, as and to the extent set forth in the Intercreditor Agreement referred to below and subject to the terms and conditions set forth therein, and (b) the exercise by the Administrative Agent of its rights and remedies hereunder are subject to the limitations and provisions of the Intercreditor Agreement dated as of June 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the First Lien Agent, as Senior Representative, the Administrative Agent, as Second Priority Representative, the Borrower and its subsidiaries and affiliated entities party thereto (together with their successors and permitted assigns). In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signatures begin on next page.]

36

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.
BORROWER:                MILLER ENERGY RESOURCES, INC.

By:
Name: Scott M. Boruff
Title: Chief Executive Officer

GUARANTORS:                MILLER DRILLING, TN LLC

By:    MILLER ENERGY RESOURCES, INC.,
its Sole Member

By:
Name:    Scott M. Boruff
Title:     Chief Executive Officer

 MILLER ENERGY SERVICES, LLC
 By:    MILLER ENERGY RESOURCES, INC.,
its Sole Manager

By:
Name:    Scott M. Boruff
Title:    Chief Executive Officer

MILLER ENERGY GP, LLC

By:    MILLER ENERGY RESOURCES, INC.,
     its Sole Manager

By:
Name:    Scott M. Boruff
Title:    Chief Executive Officer

MILLER RIG & EQUIPMENT, LLC

By:    MILLER ENERGY RESOURCES, INC.,
its Sole Manager

By:
Name:    Scott M. Boruff
Title:    Chief Executive Officer

COOK INLET ENERGY, LLC

By:
Name:    David M. Hall
Title:    Manager and Chief Executive Officer

EAST TENNESSEE CONSULTANTS, INC.

By:
Name:    Eugene D. Lockyear
Title:    President

EAST TENNESSEE CONSULTANTS II, L.L.C.

By:
Name:    Eugene D. Lockyear
Title:    Manager

Acknowledged and Agreed to as
of the date hereof by:

ADMINISTRATIVE AGENT:        APOLLO INVESTMENT CORPORATION,
as Administrative Agent for the Lenders

By:    APOLLO INVESTMENT                                         MANAGEMENT, L.P.

By:    ACC MANAGEMENT, LLC,
its General Partner

By:
Name:
Title:

Schedule 1
NOTICE ADDRESSES OF GUARANTORS

Schedule 2
DESCRIPTION OF PLEDGED SECURITIES

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Schedule 4
LEGAL NAME, JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, TAXPAYOR IDENTIFICATION NUMBER, LOCATION OF CHIEF EXECUTIVE OFFICE, PRIOR NAMES AND PRIOR CHIEF EXECUTIVE OFFICE

Schedule 5
COLLATERAL LOCATIONS

Schedule 6
CERTAIN PROPERTY

Schedule 7

SECURITIES ACCOUNTS, COMMODITY ACCOUNTS AND DEPOSIT ACCOUNTS

Schedule 8

LETTERS OF CREDIT

Schedule 9

INTELLECTUAL PROPERTY

Schedule 10

DRILLING RIGS

Schedule 11

COMMERCIAL TORT CLAIMS

ACKNOWLEDGMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of February [__], 2014 (the “Agreement”), made by the Grantors parties thereto for the benefit of [_________], as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:
1.    The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
2.    The terms of Sections 7.01(c) and 7.05 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 7.01(c) or 7.05 of the Agreement.
[NAME OF ISSUER]

By:
Title:

Address for Notices:

Fax:

*This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.

Annex I
Assumption Agreement
ASSUMPTION AGREEMENT, dated as of ________________, 201__, made by ______________________________, a ______________ (the “Additional Grantor”), in favor of [_________], as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning assigned to them in such Credit Agreement.
W I T N E S S E T H:
WHEREAS, Miller Energy Resources, Inc. (the “Borrower”), the Lenders, the Administrative Agent and the other Agents, have entered into a Credit Agreement, dated as of February [__], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries have entered into the Guarantee and Collateral Agreement, dated as of February [__], 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders and Affiliates of the Lenders;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
NOW, THEREFORE, IT IS AGREED:
1.    Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 10.11 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Administrative Agent, for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), a security interest in all Collateral owned by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 10 to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article V of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2.    Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title: